EXHIBIT 1
                                                                       ---------






                            PRECISION DRILLING TRUST





                              DECLARATION OF TRUST






                         DATED AS OF SEPTEMBER 22, 2005





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                                TABLE OF CONTENTS


ARTICLE 1 INTERPRETATION.......................................................2
   1.1     Definitions.........................................................2
   1.2     References to Acts Performed by the Trust...........................6
   1.3     Tax Act.............................................................6
   1.4     Number and Gender...................................................7
   1.5     Headings for Reference Only.........................................7
   1.6     Currency............................................................7
   1.7     Day Not a Business Day..............................................7
   1.8     Accounting Principles...............................................7

ARTICLE 2 DECLARATION OF TRUST.................................................7
   2.1     Establishment of Trust..............................................7
   2.2     Initial Contribution................................................7
   2.3     Name of Trust.......................................................8
   2.4     Head Office.........................................................8
   2.5     Nature of the Trust.................................................8
   2.6     Rights of Unitholders...............................................8
   2.7     Ownership of Trust Assets...........................................8
   2.8     Unitholders Bound...................................................9
   2.9     Liability of Unitholders............................................9
   2.10    Conduct of Operations..............................................10

ARTICLE 3 ISSUE AND SALE OF UNITS.............................................10
   3.1     Nature of Units....................................................10
   3.2     Authorized Number of Units.........................................10
   3.3     Issue of Units.....................................................11
   3.4     No Fractional Units................................................11
   3.5     Re-purchase of Initial Trust Unit by Trust.........................11
   3.6     Consolidation of Trust Units.......................................11
   3.7     No Pre-emptive Rights..............................................12
   3.8     Distribution Reinvestment and Unit Purchase Plan...................12

ARTICLE 4 INVESTMENTS OF TRUST................................................12
   4.1     Purpose of the Trust...............................................12
   4.2     Other Investments..................................................13

ARTICLE 5 DISTRIBUTIONS.......................................................14
   5.1     Computation of Cash Flow of the Trust..............................14
   5.2     Computation of Income and Net Realized Capital Gains...............14
   5.3     Distributions of Cash Flow of the Trust............................15
   5.4     Other Distributions................................................15
   5.5     Character of Distributions and Designations........................16
   5.6     Enforceability of Right to Receive Distributions...................16
   5.7     Method of Payment of Distributions.................................16
   5.8     Withholding Taxes..................................................17
   5.9     Definitions........................................................17

ARTICLE 6 REDEMPTION OF TRUST UNITS...........................................17
   6.1     Right of Redemption................................................17
   6.2     Exercise of Redemption Right.......................................17

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                                      -ii-


   6.3     Cash Redemption....................................................18
   6.4     No Cash Redemption in Certain Circumstances........................19
   6.5     in Specie Redemption...............................................19
   6.6     Purchase for Cancellation..........................................20
   6.7     Cancellation of All Redeemed Trust Units...........................20
   6.8     Withholdings by the Trustees.......................................20
   6.9     Retraction of Special Voting Units.................................20

ARTICLE 7 TRUSTEES............................................................21
   7.1     Number of Trustees.................................................21
   7.2     Calling and Notice of Meetings.....................................21
   7.3     Place of Meetings..................................................21
   7.4     Meetings by Telephone..............................................21
   7.5     Quorum.............................................................22
   7.6     Chairman...........................................................22
   7.7     Action by the Trustees.............................................22
   7.8     Adjourned Meeting..................................................22
   7.9     Remuneration and Expenses..........................................22
   7.10    Officers...........................................................22

ARTICLE 8 APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEES................23
   8.1     Qualification of Trustees..........................................23
   8.2     Appointment and Election of Trustees...............................23
   8.3     Consent to Act.....................................................23
   8.4     Failure to Elect Minimum Number of Trustees........................24
   8.5     Ceasing to Hold Office.............................................24
   8.6     Removal of Trustees................................................25
   8.7     Vacancies..........................................................25
   8.8     Filling Vacancies..................................................25
   8.9     Validity of Acts...................................................25
   8.10    Successor and Additional Trustees..................................26

ARTICLE 9 CONCERNING THE TRUSTEES.............................................26
   9.1     Powers of the Trustees.............................................26
   9.2     Specific Powers and Authorities....................................26
   9.3     Securities Held by the Trust.......................................30
   9.4     Restrictions On Trustees' Powers...................................30
   9.5     Banking............................................................31
   9.6     Standard of Care and Duties........................................31
   9.7     Fees and Expenses..................................................31
   9.8     Limitations On Liability of Trustees...............................32
   9.9     Indemnification of Trustees........................................32
   9.10    Contractual Obligations of Trust...................................33
   9.11    Conflicts of Interest..............................................33
   9.12    Conditions Precedent...............................................35
   9.13    Reliance Upon Trustees and Officers................................36
   9.14    Delegation of Powers to the Administrator..........................36

ARTICLE 10 COMMITTEES OF TRUSTEES.............................................36
   10.1    Delegation.........................................................36
   10.2    Procedure..........................................................36

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ARTICLE 11 AMENDMENT..........................................................37
   11.1    Amendment..........................................................37
   11.2    Notification of Amendment..........................................37
   11.3    Amendments Prior to the Effective Date.............................37

ARTICLE 12 MEETINGS OF UNITHOLDERS............................................38
   12.1    Annual and Special Meetings of Unitholders.........................38
   12.2    Notice of Meetings.................................................39
   12.3    Quorum.............................................................40
   12.4    Voting Rights of Unitholders.......................................40
   12.5    Resolutions Binding the Trust......................................40
   12.6    Meaning of "Special Resolution" and "Ordinary Resolution"..........41
   12.7    Meaning of "Outstanding"...........................................41
   12.8    Record Date for Voting.............................................42
   12.9    Binding Effect of Resolutions......................................42
   12.10   Solicitation of Proxies............................................42
   12.11   Resolutions in Writing.............................................42
   12.12   No Breach..........................................................42

ARTICLE 13 CERTIFICATES, REGISTRATION AND TRANSFER OF UNITS...................43
   13.1    Nature of Units....................................................43
   13.2    Unit Certificates..................................................44
   13.3    Contents of Unit Certificates......................................44
   13.4    Register of Unitholders............................................45
   13.5    Limitation of Non-resident Ownership...............................45
   13.6    Transfer of Units..................................................46
   13.7    Units Held Jointly or in a Fiduciary Capacity......................47
   13.8    Performance of Trust...............................................47
   13.9    Lost Certificates..................................................48
   13.10   Death of a Unitholder..............................................48
   13.11   Unclaimed Distribution.............................................48
   13.12   Take-over Bids.....................................................48
   13.13   Power of Attorney..................................................50

ARTICLE 14 TERMINATION........................................................51
   14.1    Term of Trust......................................................51
   14.2    Termination With the Approval of Unitholders.......................51
   14.3    Procedure Upon Termination.........................................52
   14.4    Powers of the Trustees Upon Termination............................52
   14.5    Sale of Investments................................................52
   14.6    Distribution of Proceeds or Assets.................................52
   14.7    Further Notice to Unitholders......................................52
   14.8    Responsibility of the Trustees After Sale and Conversion...........52

ARTICLE 15 SUPPLEMENTAL INDENTURES............................................53
   15.1    Provision for Supplemental Indentures for Certain Purposes.........53

ARTICLE 16 GENERAL............................................................53
   16.1    Notices............................................................53
   16.2    Failure to Give Notice.............................................54
   16.3    Joint Holders......................................................54
   16.4    Service of Notice..................................................54
   16.5    Information Available to Unitholders...............................54

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   16.6    Fiscal Year and Taxation Year......................................54
   16.7    Financial Disclosure...............................................54
   16.8    Unitholder Meeting Information.....................................55
   16.9    Taxation Information...............................................55
   16.10   Unitholder List....................................................55

ARTICLE 17 AUDITORS...........................................................56
   17.1    Qualification of Auditors..........................................56
   17.2    Appointment of Auditors............................................56
   17.3    Change of Auditors.................................................56
   17.4    Report of Auditors.................................................57

ARTICLE 18 MISCELLANEOUS......................................................57
   18.1    Counterparts.......................................................57
   18.2    Severability.......................................................57
   18.3    Time of the Essence................................................57
   18.4    Governing Law......................................................57
   18.5    Language...........................................................58




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                            PRECISION DRILLING TRUST

         THIS DECLARATION OF TRUST is dated as of September 22, 2005.

BETWEEN:

             ROBERT J.S. GIBSON, H. GARTH WIGGINS, each resident in the Province of Alberta, AND PATRICK M. MURRAY, a resident in the State of Texas, as the first trustees (the "INITIAL TRUSTEES") of the trust (the "TRUST") constituted by this Declaration of Trust, and each person who after the date hereof becomes a trustee of the Trust as herein provided (each person, while a trustee of the Trust as herein provided, hereinafter called a "TRUSTEES"),

                                                            OF THE FIRST PART

                                - and -

             BRIAN E. ROBERTS (hereinafter called the "INITIAL UNITHOLDER") and all persons who after the date hereof become holders of units of the Trust as herein provided.

                                                            OF THE SECOND PART

         WHEREAS for the purpose of settling the Trust, the Initial Unitholder is concurrent with the execution hereof paying to the Trustees an amount of $100 in lawful money of Canada;

         AND WHEREAS the Trust has been created for investment purposes, including investing in securities of the General Partner;

         AND WHEREAS the Trustees have agreed to hold the Initial Contribution and all amounts and assets subsequently received under this Declaration of Trust or in respect of the investment of the assets of the Trust in accordance with the provisions hereinafter set forth;

         AND WHEREAS the Initial Unitholder and the Trustees desire that the beneficiaries of the Trust, including the Initial Unitholder, shall be the holders of Trust Units;

         AND WHEREAS it is intended that the Trust shall qualify as a "unit trust" and as a "mutual fund trust" under the provisions of paragraph 108(2)(a) and subsection 132(6) of the Tax Act (as hereinafter defined);

         AND WHEREAS the parties hereto desire to set out the agreements, terms and conditions which shall govern their mutual and respective rights, powers and obligations with respect to the settlement and administration of the Trust;

         NOW THEREFORE THIS DECLARATION OF TRUST WITNESSETH THAT in consideration of the premises and the mutual and respective covenants and agreements contained herein, the Trustees declare, covenant and agree with the Unitholders, and the Unitholders covenant and agree with the Trustees, as follows:

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                                      -2-


                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         In this Declaration of Trust, including the recitals hereto and in the Trust Unit Certificate, unless the context otherwise requires:

"ABCA" means the BUSINESS CORPORATIONS ACT (Alberta), R.S.A. 2000, c. B-9 as amended, including the regulations promulgated thereunder;

"ACQUISITIONCO" means an unlimited liability corporation to be incorporated pursuant to the ABCA as a wholly-owned subsidiary of the Trust;

"ADMINISTRATION AGREEMENT" means the agreement to be entered into on the Effective Date between the Trust and Precision pursuant to which Precision will provide certain administrative and support services to the Trust, as it may from time to time be amended, supplemented or restated;

"ADMINISTRATOR" means the Administrator as defined in the Administration Agreement;

"AFFILIATE" or "ASSOCIATE" when used to indicate a relationship with a person, has the same meaning as set forth in National Instrument 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS;

"ANNUITANT" means the annuitant of a registered retirement savings plan, a registered retirement income fund, a registered education savings plan or a deferred profit sharing plan, all as defined in the Tax Act, or any other plan of which a Unitholder acts as trustee or carrier;

"APPLICABLE LAW" means any applicable law, including any statute, regulation, by-law, treaty, guideline, directive, rule, standard, requirement, policy, order, judgment, decision, injunction, award, decree or resolution of any governmental authority, whether or not having the force of law;

"ARRANGEMENT" means the proposed arrangement, under the provisions of section 193 of the ABCA, on the terms and conditions set forth in the Plan;

"ARRANGEMENT AGREEMENT" means the arrangement agreement to be dated as of September 29, 2005, among Precision, the Trust, the General Partner, PDLP and AcquisitionCo providing for the implementation of the Arrangement, as it may from time to time be amended, supplemented or restated;

"AUDITORS" means the firm of chartered accountants appointed as the auditors of the Trust from time to time in accordance with the provisions hereof and, initially, means KPMG LLP;

"BOOK-ENTRY SYSTEM" means the record-entry securities transfer and pledge system known, as of the date hereof, by such name, which is administered by CDS in accordance with the operating rules and procedures of the securities settlement service of CDS in force from time to time, or any successor system which CDS may offer from time to time;

"BUSINESS DAY" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in Calgary, Alberta, for the transaction of banking business;

"CASH FLOW OF THE TRUST" shall be calculated in accordance with Section 5.1 and shall mean the amounts calculated;

"CDS" means The Canadian Depository for Securities Limited and its successors;

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                                      -3-


"CDS PARTICIPANT" means a broker, dealer, bank, other financial institution or other person who, directly or indirectly, from time to time, effects book-based transfers with CDS and pledges of securities deposited with CDS;

"CLOSING" means the completion of the transactions contemplated by the Arrangement Agreement;

"CLOSING MARKET PRICE" has the meaning ascribed thereto in Section 6.3;

"COUNSEL" means a barrister or solicitor or firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Trust;

"DEPOSITORY" has the meaning specified in Section 13.1(a);

"DISTRIBUTION PAYMENT DATE" in respect of a Distribution Period means on or about the date that is 15 days immediately following the end of the Distribution Period or, if that day is not a Business Day, the next following Business Day, or such other date determined from time to time by the Trustees;

"DISTRIBUTION PERIOD" means each calendar month, or such other periods as may be hereafter determined from time to time by the Trustees from and including the first day thereof and to and including the last day thereof;

"DISTRIBUTION RECORD DATE" means on or about the last Business Day of each Distribution Period, or, if that day is not a Business Day, the next following Business Day, or such other date determined from time to time by the Trustees, except that December 31 shall in all cases be a Distribution Record Date;

"EFFECTIVE DATE" means the date the Arrangement is effective under the ABCA;

"EXCHANGEABLE LP UNITS" means the Class B limited partnership units of PDLP, which are exchangeable into Trust Units on a one-for-one basis pursuant to the Voting and Exchange Trust Agreement;

"EXCHANGEABLE SECURITY" or "EXCHANGEABLE SECURITIES" means a unit or units, a share or shares or other security or securities which are convertible into or exchangeable for Trust Unit(s) (directly or indirectly) without the payment by the holder of additional consideration therefor, whether or not issued by the Trust, including, without limitation, the Exchangeable LP Units;

"GAAP" means at any time accounting principles generally accepted in Canada, including those set out in the Handbook of the Canadian Institute of Chartered Accountants, applied on a consistent basis;

"GENERAL PARTNER" means a corporation to be incorporated pursuant to the ABCA as a direct wholly-owned subsidiary of the Trust and which is the general partner of PDLP;

"GLOBAL TRUST UNIT CERTIFICATE" has the meaning specified in Section 13.1(a);

"GOVERNMENTAL AUTHORITY" includes any court (including a court of equity); any multinational, federal, provincial, state, regional, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality; any securities commission, stock exchange or other regulatory or self-regulatory body; any arbitrator or arbitration authority; or any other governmental authority;

"INCOME OF THE TRUST" has the meaning ascribed thereto in Section 5.2(a) and shall mean the amount so calculated;

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                                      -4-


"INITIAL CONTRIBUTION" means the amount of $100 paid by the Initial Unitholder to the Initial Trustees on the date hereof for the purpose of settling the trust constituted by this Declaration of Trust;

"INITIAL TRUSTEES" means the persons named as the first trustees of the Trust in the Party of the First Part to this Declaration of Trust;

"INITIAL UNITHOLDER" means Brian E. Roberts, the settlor of the trust constituted hereby;

"IN SPECIE REDEMPTION PRICE" has the meaning ascribed thereto in Section 6.5;

"MARKET PRICE" has the meaning ascribed thereto in Section 6.3(a);

"MONTHLY LIMIT" has the meaning ascribed thereto in Section 6.4(a);

"NET REALIZED CAPITAL GAINS" has the meaning ascribed thereto in Section 5.2(b);

"NON-RESIDENT" means: (i) a person (within the meaning of the Tax Act but, for greater certainty, not including a partnership) who is not resident in Canada for the purposes of the Tax Act; or (ii) a partnership that is not a "Canadian partnership" as defined in the Tax Act;

"NON-TENDERING OFFEREE" means, where a take-over bid is made for all of the Trust Units (including Trust Units issuable upon conversion, exercise or exchange of Exchangeable Securities) other than those held by or issuable to the offeror, a holder of Trust Units or Exchangeable Securities who does not accept the take-over bid; and includes a subsequent holder of that Trust Unit or Exchangeable Security who acquires it from the first mentioned holder;

"OFFERING" means any issuance or offering of Trust Units or any rights, warrants or other securities to purchase, to convert into or exchange into Trust Units on a public or private basis in Canada or elsewhere;

"OFFERING DOCUMENT" means any one or more of a prospectus, information memorandum, private placement memorandum and similar public or private offering document or any understanding, commitment or agreement relating to an Offering;

"OFFEROR" means a person other than an agent, who makes a take-over bid and includes two or more persons who, directly or indirectly:

         (i)      make a take-over bid jointly or in concert; or

         (ii) intend to exercise jointly or in concert voting rights attached to the securities for which a take-over bid is made;

"ORDINARY RESOLUTION" has the meaning ascribed thereto in Section 12.6(b);

"PDLP" means Precision Drilling Limited Partnership, a limited partnership to be established under the laws of the Province of Manitoba;

"PERSON" includes any individual, body corporate, partnership, trust, association, joint venture, other organization or entity (whether or not a legal entity) or governmental authority;

"PLAN" means the plan of arrangement under Section 193 of the ABCA as set forth in the Arrangement Agreement, as from time to time amended, supplemented or restated in accordance with the terms thereof;

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                                      -5-


"PRECISION" means Precision Drilling Corporation, a corporation amalgamated pursuant to the ABCA, its successor by amalgamation pursuant to the Plan and its successor's successors;

"PRECISION ENTITIES" means the General Partner, PDLP, Precision or any other affiliate, from time to time, of the Trust;

"REDEMPTION NOTES" has the meaning ascribed thereto in Section 6.5;

"REDEMPTION PRICE" has the meaning ascribed thereto in Section 6.3(a);

"SPECIAL RESOLUTION" has the meaning ascribed thereto in Section 12.6(a);

"SPECIAL VOTING UNITS" means the units of the Trust, other than Trust Units, referred to in Section 3.1(a) authorized and issued hereunder;

"SUBSEQUENT INVESTMENT" means any of the investments which the Trust may make pursuant to subsections 4.1(a)-(c);

"SUPPORT AGREEMENT" means the support agreement to be entered into on the Effective Date among the Trust, Precision, PDLP and the General Partner, as from time to time amended, supplemented or restated;

"TAKE-OVER BID" has the meaning ascribed to such term in the SECURITIES ACT (Alberta), as amended from time to time;

"TAX ACT" means the INCOME TAX ACT (Canada), R.S.C. 1985, c. 1. (5th Supp), as amended from time to time, including the INCOME TAX REGULATIONS from time to time promulgated thereunder;

"THIS DECLARATION OF TRUST", "THIS DECLARATION", "HERETO", "HEREIN", "HEREOF", "HEREBY", "hereunder" and similar expressions refer to this instrument and not to any particular article, section or portion hereof, and include any and every instrument supplemental or ancillary hereto;

"TRANSFER AGENT" means such company as may from time to time be appointed by the Trust to act as registrar and transfer agent of the Units, together with any sub-transfer agent duly appointed by the Transfer Agent;

"TRUST" means the trust constituted by this Declaration of Trust, as from time to time amended, supplemented or restated, and, where the context requires, includes its subsidiaries, including PDLP and Precision;

"TRUST ASSETS", at any time, means such of the following monies, properties and other assets as are at such time held by the Trust or by the Trustees on behalf of the Trust:

         (i)      the Initial Contribution;

         (ii) all funds, securities of any person or property derived from the issuance or sale of Units, other cash received by the Trust, or otherwise acquired by the Trust;

         (iii)    the shares of the General Partner;

         (iv)     the limited partnership interest in PDLP;

         (v)      any Subsequent Investment;

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                                      -6-


         (vi)     any proceeds of disposition of any of the foregoing property;
                  and

         (vii) all income, interest, dividends, distributions, profit, return of capital, gains and accretions and all substituted assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such foregoing property or such proceeds of disposition;

"TRUST LIABILITIES" has the meaning ascribed thereto in Section 2.9(a);

"TRUST UNIT CERTIFICATE" means a certificate, in form approved by the Trustees, evidencing one or more Trust Units, issued and certified in accordance with the provisions hereof;

"TRUST UNITS" means the units of the Trust, other than Special Voting Units, referred to in Section 3.1(a) authorized and issued hereunder;

"TRUSTEE", at any time, means an individual who is, in accordance with the provisions hereof, a trustee of the Trust at that time including, without limitation so long as each remains a trustee, each of the Initial Trustees, and "TRUSTEES" means, at any time, all of the individuals, each of whom is at that time a trustee;

"UNIT CERTIFICATE" means a certificate, in the form approved by the Trustees, evidencing one or more Units, issued and certified in accordance with the provisions hereof;

"UNITHOLDERS" means at any time the holders at that time of one or more Units, as shown on the register of such holders maintained by the Transfer Agent on behalf of the Trust;

"UNITS" means the Trust Units and the Special Voting Units;

"VOTING AND EXCHANGE TRUST AGREEMENT" means the voting and exchange trust agreement to be entered into on the Effective Date among the Trust, PDLP, Precision and the Voting and Exchange Trustee, as from time to time amended, supplemented or restated; and

"VOTING AND EXCHANGE TRUSTEE" means Computershare Trust Company of Canada, as initial trustee under the Voting and Exchange Trust Agreement, or such other person as becomes the trustee under the Voting and Exchange Trust Agreement in accordance with such agreement.

1.2      REFERENCES TO ACTS PERFORMED BY THE TRUST

         For greater certainty, where any reference is made in this Declaration of Trust to an act to be performed by the Trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustees on behalf of the Trust or by some other person duly authorized to do so by the Trustees or pursuant to the provisions hereof and where reference is made in this Declaration of Trust to actions, rights or obligations of the Trustees, such reference shall be construed and applied for all purposes to refer to actions, rights or obligations of the Trustees in their capacity as Trustees of the Trust, and not in their other capacities, unless the context otherwise requires.

1.3      TAX ACT

         Any reference herein to a particular provision of the Tax Act shall include a reference to that provision as it may be renumbered or amended from time to time. Where there are proposals for amendments to the Tax Act which have not been enacted into law or proclaimed into force on or before the date on which such proposals are to become effective, the Trustees may take such proposals into consideration and apply the provisions hereof as if such proposals had been enacted into law and proclaimed into force.

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1.4      NUMBER AND GENDER

         In this Declaration of Trust, unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular number include the plural, and vice versa; and words importing a gender shall include the feminine, masculine and neuter genders.

1.5      HEADINGS FOR REFERENCE ONLY

         The division of this Declaration of Trust into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Declaration of Trust. Unless otherwise indicated, all references in this Declaration of Trust to an "Article" or "Section" followed by a number and/or a letter refer to the specified article or section of this Declaration of Trust.

1.6      CURRENCY

         All references in this Declaration of Trust to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

1.7      DAY NOT A BUSINESS DAY

         In the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day. This Section is not applicable to Sections 5.1, 5.2, 5.3 and 5.4.

1.8      ACCOUNTING PRINCIPLES

         All accounting terms not specifically defined in this Declaration of Trust will be interpreted in accordance with GAAP. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Declaration of Trust, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise determined by the Trustees, be made in accordance with GAAP.

                                    ARTICLE 2
                              DECLARATION OF TRUST

2.1      ESTABLISHMENT OF TRUST

         The Trustees hereby acknowledge and declare that they hold the Trust Assets in trust for, and agree to administer the Trust Assets for, the use and benefit of holders of Units, their successors, permitted assigns and personal representatives, and subject to the terms and conditions hereinafter declared and set forth, such trust to constitute the Trust hereunder.

2.2      INITIAL CONTRIBUTION

         It is acknowledged that the Initial Unitholder has paid, concurrently with the execution of this Declaration of Trust, the Initial Contribution to the Trustees for the purpose of settling the Trust, and the Initial Unitholder is issued one Trust Unit in the Trust.

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                                      -8-


2.3      NAME OF TRUST

         The Trust shall be known and designated as the "PRECISION DRILLING TRUST" and, whenever practicable, lawful and convenient, the property of the Trust shall be held and the affairs of the Trust shall be conducted and transacted under that name. If the Trustees determine that the use of such name is not practicable, legal or convenient, the Trust may use such other designation or may adopt such other name as the Trustees deem appropriate, and the Trust may hold property and conduct and transact its affairs under such other designation or name. Without limiting the foregoing, the Trustees may enter into agreements and other documents for and on behalf of the Trust under the name "PRECISION DRILLING TRUST" and the Trustees hereby acknowledge and confirm that any such agreement or document so entered into shall for all purposes be and be deemed to have been entered into by, and binding on, the Trustees, as trustees for and on behalf of the Trust.

2.4      HEAD OFFICE

         The head office of the Trust hereby created shall be located at 4200, 150 - 6th Avenue S.W., Calgary, Alberta, T2P 3Y7, or such other place or places in Canada as the Trustees may from time to time designate.

2.5      NATURE OF THE TRUST

         The Trust is an unincorporated open-ended investment trust, established for the purposes specified in Section 4.1. The Trust is not, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company, nor shall the Trustees or any individual Trustee or the Unitholders or any of them or any person be, or be deemed to be, treated in any way whatsoever as, or liable or responsible hereunder as, partners or joint venturers. The Trustees are not and shall not be, or be deemed to be, agents of the Unitholders. The relationship of the Unitholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration of Trust and applicable law.

2.6      RIGHTS OF UNITHOLDERS

         The rights of each Unitholder to call for a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustees are limited to those contained herein. Except as provided herein, no Unitholder shall be entitled to call for any partition or division of the Trust Assets or for a distribution of any particular asset forming part of the Trust Assets or of any particular monies or funds received by the Trustees.

2.7      OWNERSHIP OF TRUST ASSETS

         The legal ownership of the Trust Assets and the right to conduct the activities of the Trust are vested exclusively in the Trustees, or such other persons as the Trustees may determine, and no Unitholder has or is deemed to have any right of ownership in any of the Trust Assets, except as specifically provided herein. Except as specifically provided herein, no Unitholder or Unitholders shall be entitled to interfere with or give any direction to the Trustees with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustees under this Declaration of Trust. The Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of Trust. No Unitholder has or is deemed to have any right of ownership of any Trust Assets.

2.8      UNITHOLDERS BOUND

         This Declaration of Trust shall be binding upon all persons who become Unitholders from time to time, including holders of Special Voting Units. By acceptance of a Unit Certificate representing any Units or, during use of the Book-Entry System for the Units, upon completion of a purchase or other acquisition of a Unit, including pursuant to the Plan, the Unitholder thereof shall be deemed to have agreed to be bound, and shall be so bound, by this Declaration of Trust.

2.9      LIABILITY OF UNITHOLDERS

         (a) No Unitholder, in its capacity as such, shall incur or be subject to any liability, direct or indirect, absolute or contingent, in contract or in tort or of any other kind to any person, and no resort shall be had to, nor shall recourse or satisfaction be sought from the private property of any Unitholder for any liability whatsoever, including in connection with:

                  (i) the Trust Assets or the ownership, use, operation, acquisition or disposition thereof or exercise or enjoyment of the rights, privileges, conditions or benefits attached thereto, associated therewith or derived therefrom;

                  (ii) the obligations or the activities or affairs of the Trust;

                  (iii) any actual or alleged act or omission of the Trustees or by any other person in respect of the activities or affairs of the Trust (whether or not authorized by or pursuant to this Declaration of Trust);

                  (iv) any actual or alleged act or omission of the Trustees or any other person in the performance or exercise, or purported or attempted performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustees or such other person in respect of the activities or affairs of the Trust (whether or not authorized by or pursuant to this Declaration of Trust);

                  (v) any transaction entered into by the Trustees or by any other person in respect of the activities or affairs of the Trust (whether or not authorized by or pursuant to this Declaration of Trust); or

                  (vi) any taxes, levies, imposts or charges or fines, penalties or interest in respect thereof payable by the Trust or by the Trustees or by any other person on behalf of or in connection with the activities or affairs of the Trust,

                  (collectively, "TRUST LIABILITIES").

         (b) No Unitholder, in its capacity as such, shall be liable to indemnify the Trustees or any other person with respect to any Trust Liabilities.

         (c)      To the extent that, notwithstanding the provisions of this
                  Section 2.9 or applicable law, any Unitholder, in its capacity as such, may be determined by a judgment of a court of competent jurisdiction to be subject to or liable in respect of any Trust Liabilities, such judgment and any writ of execution or similar process in respect thereof, shall be enforceable only against, and shall be satisfied only out of, the Unitholder's share of the Trust Assets represented by its Trust Units.

2.10     CONDUCT OF OPERATIONS

         The activities of the Trust will be conducted, upon the advice of Counsel, in such a way and in such jurisdictions as to avoid as far as possible any material risk of liability to the Unitholders for claims against the Trust including by obtaining appropriate insurance, where available.

                                    ARTICLE 3
                             ISSUE AND SALE OF UNITS

3.1      NATURE OF UNITS

         (a) The beneficial interests in the Trust shall be divided into interests of two classes, described and designated as "Trust Units" and "Special Voting Units", respectively, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, and the interest of each Unitholder shall be determined by the number of Trust Units and/or Special Voting Units registered in the name of the Unitholder.

         (b) Subject to Section 6.5, each Trust Unit represents an equal undivided beneficial interest in any distribution from the Trust (whether of Income of the Trust, Net Realized Capital Gains or other amounts) and in any net assets of the Trust in the event of termination or winding-up of the Trust. All Trust Units shall rank among themselves equally and rateably without discrimination, preference or priority, whatever may be the actual date or terms of issue thereof. Each Trust Unit shall entitle the holder of record thereof to one vote at all meetings of Unitholders or in respect of any written resolution of Unitholders.

         (c) No Special Voting Unit shall be entitled to any interest or share in the distributions or net assets of the Trust. Special Voting Units may be issued in series and shall only be issued in connection with or in relation to Exchangeable Securities on such terms and conditions as may be determined by the Trustees. A Special Voting Unit shall be issued in conjunction with Exchangeable Securities issued. Each Special Voting Unit shall entitle the holder(s) of record thereof to a number of votes at all meetings of Unitholders or in respect of any written resolution of Unitholders equal to the number of Trust Units into which the Exchangeable Securities to which such Special Voting Unit relates are, directly or indirectly, exchangeable or convertible (other than in respect of Exchangeable Securities which have been so exchanged or converted and are held by the Trust or an affiliate thereof). For greater certainty, holders of Special Voting Units shall not be entitled to any distributions of any nature whatsoever from the Trust or have any beneficial interests in any assets of the Trust on termination or winding-up of the Trust.

         (d) Concurrently with the issuance of any Exchangeable Securities and associated Special Voting Units, the Trust shall enter into such agreements, including voting and exchange trust agreements and exchangeable security support agreements, as may be necessary or desirable to properly provide for the terms of the Exchangeable Securities, including to provide for voting of such Special Voting Units.

3.2      AUTHORIZED NUMBER OF UNITS

         The aggregate number of Trust Units and Special Voting Units which is authorized and may be issued hereunder is unlimited.

3.3      ISSUE OF UNITS

         (a) Units shall be issued pursuant to and in accordance with the Plan.

         (b) In addition, Units may be issued by the Trust at the times, to the persons, for the consideration and on the terms and conditions that the Trustees determine including pursuant to any Unitholder rights plan, distribution reinvestment plan or any incentive option or other compensation plan established by the Trust, and, without limiting the generality of the foregoing, the Trustees may authorize the Trust to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase Units from the Trust or from any other person or procuring or agreeing to procure purchasers for Units. Without limitation of the foregoing, the Trustees may create and issue rights, warrants (including so-called "special warrants" or "subscription receipts" which may be exercisable for no additional consideration) or options to subscribe for Units which rights, warrants or options or other convertible securities may be exercisable at such subscription price or prices and at such time or times as the Trustees may determine. The rights, warrants or options so created may be issued for such consideration or for no consideration, all as the Trustees may determine. A right, warrant or option shall not be a Unit and the holder thereof shall not be a Unitholder.

         (c) Units shall only be issued as and when fully paid in money, property, including indebtedness, or past services, and are not to be subject to future calls or assessments, except that Units to be issued under an Offering may be issued for a consideration payable in instalments and the Trust may take a security interest over such Units for unpaid instalments.

3.4      NO FRACTIONAL UNITS

         Fractions of Units shall not be issued, except pursuant to distributions of additional Units to all Unitholders pursuant to Section 5.7. Fractions of Units will not be entitled to vote at meetings of Unitholders.

3.5      RE-PURCHASE OF INITIAL TRUST UNIT BY TRUST

         Immediately after the Effective Date, the Trust shall purchase the initial Trust Unit from the Initial Unitholder, and the Initial Unitholder shall sell the initial Trust Unit to the Trust, for a purchase price of $100 and, upon the completion of such purchase and sale, the initial Trust Unit shall be cancelled and shall no longer be outstanding for any of the purposes of this Declaration of Trust.

3.6      CONSOLIDATION OF TRUST UNITS

         Immediately after any pro-rata distribution of additional Trust Units to all holders of Trust Units pursuant to Section 5.7, the number of the outstanding Trust Units will automatically be consolidated such that each such holder will hold after the consolidation the same number of Trust Units as such holder held before the distribution of additional Trust Units and each Trust Unit Certificate representing a number of Trust Units prior to the distribution of additional Trust Units is deemed to represent the same number of Trust Units after the distribution of additional Trust Units and the consolidation. Such consolidation shall not constitute a redemption or cancellation of Trust Units so consolidated and a Unitholder whose Trust Units are consolidated shall not receive, and shall not be entitled to receive, any proceeds of disposition in respect thereof. Notwithstanding the foregoing, where tax is required to be withheld in respect of a Unitholder's share of the distribution, the Trust shall withhold from the cash portion of such distribution, if any, or the Unitholder shall make a cash payment to the Trust, of an amount equal to the amount of tax required to be remitted to the appropriate taxation authority by the

Trust, or, if such withholding cannot be made by the Trust or such payment is not made by the Unitholder: (a) the consolidation of the Trust Units held by such Unitholder will result in such Unitholder holding that number of Trust Units equal to the number of Trust Units held by such Unitholder prior to the distribution minus the number of Trust Units withheld by the Trust on account of withholding taxes payable by the Unitholder in respect of the distribution; and
(b) the consolidation shall not apply to any Trust Units so withheld. Any Trust Units so withheld shall either be delivered to the appropriate taxation authority or sold, in which case the net proceeds shall be remitted to the appropriate taxation authority. Such Unitholder will be required to surrender the Trust Unit Certificates, if any, representing such Unitholder's original Trust Units, in exchange for a Trust Unit Certificate representing such Unitholder's post-consolidation Trust Units other than the withheld Trust Units.

3.7      NO PRE-EMPTIVE RIGHTS

         No person shall be entitled, as a matter of right, to subscribe for or purchase any Unit.

3.8      DISTRIBUTION REINVESTMENT AND UNIT PURCHASE PLAN

         Subject to any required regulatory approvals (and any Unitholder approval imposed by regulatory requirements), the Trustees may, acting in their sole discretion, establish one or more Unitholder rights plans, distribution reinvestment plans, Trust Unit purchase plans, Trust Unit option plans, incentive option plans or other compensation plans at any time and from time to time.

                                    ARTICLE 4
                              INVESTMENTS OF TRUST

4.1      PURPOSE OF THE TRUST

         The Trust is an investment trust and its operations and activities shall be restricted to:

         (a) acquiring, investing in, holding, transferring, disposing of and otherwise dealing with securities of whatever nature or kind (other than a general partnership interest) of, or issued by, PDLP, the General Partner, Precision or any associate or affiliate of any thereof, or of, or issued by, any other corporation, partnership, trust or other person involved, directly or indirectly, in any business which involves the provision of contract drilling, service rigs, snubbing, rentals and related services to oil and gas exploration and production companies, and such other investments as the Trustees may determine, from time to time, and to borrow funds and issue debt securities, directly or indirectly, for that purpose and enter into hedging arrangements in relation to its own indebtedness;

         (b) acquiring, holding, maintaining, improving, leasing or managing any real property (or interest in real property) that is capital property of the Trust for purposes of the Tax Act and borrowing funds and issuing debt securities for these purposes, directly or indirectly, and entering into hedging arrangements in relation to its own indebtedness;

         (c) temporarily holding cash and other short term investments in connection with and for the purposes of the Trust's activities, including paying administration and trust expenses, paying any amounts required in connection with the redemption of Trust Units or other securities of the Trust and making distributions to holders of Trust Units and borrowing funds and issuing debt securities for those purposes, directly or indirectly;

         (d) issuing Trust Units, Special Voting Units and other securities of the Trust (including warrants, options, subscription receipts or other rights to acquire Units or other securities of the Trust), for the purposes of:

                  (i) obtaining funds to conduct the activities described above, including raising funds for further acquisitions;

                  (ii)     repaying any indebtedness or borrowings of the Trust;

                  (iii) establishing and implementing unitholder rights plans, distribution reinvestment plans, Trust Unit purchase plans, incentive option plans or other compensation plans, if any, established by the Trust or an affiliate of the Trust; and

                  (iv) making non-cash distributions to holders of Trust Units as contemplated by this Declaration of Trust including IN SPECIE redemptions and distributions pursuant to distribution reinvestment plans, if any, established by the Trust;

         (e) guaranteeing the obligations of its affiliates pursuant to any good faith debt for borrowed money or any other obligation incurred by such entity in good faith for the purpose of carrying on its business, and pledging securities and other property owned by the Trust as security for any obligations of the Trust, including obligations under any such guarantee. The Trust may only provide a guarantee in respect of the indebtedness of another person if the Trust will not, directly or indirectly, receive any fees or other consideration for providing the guarantee and the Trustees have determined that such guarantee forms part of the core investment undertakings of the Trust; provided that the Trust shall not, in any event, provide a guarantee which would result in the Trust not being considered a "unit trust" or a "mutual fund trust" for purposes of the Tax Act;

         (f) granting security in any form, over any or all of the Trust Assets to secure any or all of the obligations of the Trust;

         (g) repurchasing or redeeming securities of the Trust, including Trust Units, subject to the provisions of this Declaration of Trust and applicable law;

         (h) carrying out any of the transactions, and entering into and performing any of the obligations of the Trust under any agreements contemplated by this Declaration of Trust;

         (i) engaging in all activities ancillary or incidental to any of those activities set forth in paragraphs (a) through (h) above; and

         (j) undertaking such other activities or taking such actions, including investing in securities, as shall be approved by the Trustees from time to time,

provided that the Trust shall not, in any event, undertake any activity, take any action, or make any investment which would result in the Trust not being considered a "unit trust" or a "mutual fund trust" for purposes of the Tax Act.

4.2      OTHER INVESTMENTS

         To the extent that any monies or other property received by the Trust or the Trustees are not to be immediately used by the Trustees for the purpose of making distributions under Article 5, the Trustees are hereby authorized and, where prudent to do so, shall invest such monies in:

         (a) obligations issued or guaranteed by the Government of Canada or a province of Canada or any agency or instrumentality thereof;

         (b) short term commercial paper obligations of a corporation whose short term commercial paper is rated R-1 or higher by Dominion Bond Rating Service Limited or A-1 or higher by Standard & Poor's, division of The McGraw-Hill Companies, Inc.; or

         (c) term deposits, interest-bearing accounts, certificates of deposit or banker's acceptances of or guaranteed by one of the six largest (in terms of total assets) Canadian chartered banks.

For the purpose hereof, "SHORT TERM" shall mean having a date of maturity or call for payment not more than 60 days from the date on which the investment is made.

                                    ARTICLE 5
                                  DISTRIBUTIONS

5.1      COMPUTATION OF CASH FLOW OF THE TRUST

         The "CASH FLOW OF THE TRUST", for, or in respect of, any Distribution Period, shall be equal to the sum of:

         (a) all cash amounts which are received by the Trust for, or in respect of, the Distribution Period, including, without limitation, interest, dividends, distributions, proceeds from the disposition of securities, returns of capital and repayments of indebtedness; and

         (b) the proceeds of any issuance of Units or any other securities of the Trust, net of the expenses of distribution, and, if applicable, the use of proceeds of any such issuance for the intended purpose;

less the sum of:

         (c) all amounts which relate to the redemption of Trust Units and which have become payable in cash by the Trust in such Distribution Period and any expenses of the Trust in such Distribution Period; and

         (d) any other amounts (including taxes) required by law or hereunder to be deducted, withheld or paid by or in respect of the Trust in such Distribution Period.

5.2      COMPUTATION OF INCOME AND NET REALIZED CAPITAL GAINS

         (a) The "INCOME OF THE TRUST" for any taxation year of the Trust shall be the net income for the year determined pursuant to the provisions of the Tax Act (other than Subsection 104(6) and paragraph 82(1)(b)) having regard to the provisions thereof which relate to the calculation of income of a trust, and taking into account such adjustments thereto as are determined by the Trustees in respect of dividends received from taxable Canadian corporations, amounts paid or payable by the Trust to holders of Trust Units and such other amounts as may be determined in the discretion of the Trustees; provided, however, that capital gains and capital losses shall be excluded from the computation of net income.

         (b) The "NET REALIZED CAPITAL GAINS" of the Trust for any taxation year of the Trust shall be determined as the amount, if any, by which the aggregate of the capital gains of the Trust for the year exceeds: (i) the aggregate of the capital losses of the Trust for the year; (ii) any capital gains which are realized by the Trust as a result of a redemption of Trust Units pursuant to Article 6; and (iii) the amount determined by the Trustees in respect of any net capital losses for prior taxation years which the Trust is permitted by the Tax Act to deduct in computing the taxable income of the Trust for the year.

5.3      DISTRIBUTIONS OF CASH FLOW OF THE TRUST

         The Trustees shall, subject to any limitations contained in any Offering Document, on or before each Distribution Record Date on or after the Effective Date, declare payable to the holders of Trust Units on such Distribution Record Date all or any part of the Cash Flow of the Trust for the Distribution Period which includes such Distribution Record Date. The proportionate share for each Trust Unit of the amount of such Cash Flow of the Trust (or portion thereof declared payable) shall be determined by dividing such amount by the number of issued and outstanding Trust Units on such Distribution Record Date. The share of such Cash Flow of the Trust (or portion thereof declared payable) attributable to each holder of Trust Units shall be an amount equal to the proportionate share for each Trust Unit of the amount of such Cash Flow of the Trust (or portion thereof declared payable) multiplied by the number of Trust Units owned of record by each such holder of Trust Units on such Distribution Record Date. Subject to Sections 5.7 and 5.8, Cash Flow of the Trust which has been declared to be payable to holders of Trust Units in respect of a Distribution Period shall be paid in cash on the Distribution Payment Date in respect of such Distribution Period.

5.4      OTHER DISTRIBUTIONS

         (a) In addition to the distributions which are made payable to holders of Trust Units pursuant to Section 5.3, the Trustees may declare to be payable and make distributions to holders of Trust Units, from time to time, out of Income of the Trust, Net Realized Capital Gains, the capital of the Trust or otherwise, in any year, in such amount or amounts, and on such dates as the Trustees may determine.

         (b) Having regard to the present intention of the Trustees to allocate, distribute and make payable to holders of Trust Units all of the Income of the Trust, Net Realized Capital Gains and any other applicable amounts so that the Trust will not have any liability for tax under Part I of the Tax Act in any taxation year, the following amounts shall, without any further actions on the part of the Trustees, be due and payable to holders of Trust Units of record on December 31 in each such year:

                  (i) an amount equal to the amount, if any, by which the Income of the Trust for such year exceeds the aggregate of the portions, if any, of each distribution made by the Trust pursuant to Section
                           5.3 and Section 5.4(a) which have been determined by the Trustees, pursuant to Section 5.5, to have been payable by the Trust out of Income of the Trust for such year; and

                  (ii) an amount equal to the amount, if any, by which the Net Realized Capital Gains of the Trust for such year exceeds the aggregate of the portions, if any, of each distribution made by the Trust pursuant to
                           Section 5.3 and Section
                            5.4(a) which have been determined by the Trustees,
                           pursuant to Section 5.5, to have been payable by the Trust out of Net Realized Capital Gains for such year.

         (c) The proportionate share of each Trust Unit of the amount of any distribution made pursuant to either or both of Sections 5.4(a) and (b) shall be determined by dividing such amount by the number of issued and outstanding Trust Units on the applicable record date in respect of a distribution pursuant to Section 5.4(a) and on December 31 in respect of a distribution pursuant to Section 5.4(b). Each holder of Trust Units' share of the amount of any such distribution shall be an amount equal to the proportionate share of each Trust Unit of such amount multiplied by the number of Trust Units owned of record by each such holder of Trust Units on such applicable record date or December 31 in the year of such distribution, as the case may be. Subject to Section 5.7, amounts which are payable to holders of Trust Units pursuant to either Section 5.4(a) or
                  (b) shall be paid in cash on the Distribution Payment Date which immediately follows the applicable record date in respect of a distribution pursuant to Section 5.4(a) or December 31 in the applicable year in respect of a distribution pursuant to Section 5.4(b).

5.5      CHARACTER OF DISTRIBUTIONS AND DESIGNATIONS

         In accordance with and to the extent permitted by the Tax Act, the Trustees in each year shall make designations in respect of the amounts payable to holders of Trust Units for such amounts that the Trustees consider to be reasonable in all of the circumstances, including, without limitation, designations relating to taxable dividends received by the Trust in the year on shares of taxable Canadian corporations (or designated in respect of the Trust where the Trust is a beneficiary of another trust), net capital gains realized by the Trust in the year (or designated in respect of the Trust where the Trust is a beneficiary of another trust) and foreign source income of the Trust for the year, as well as elect under Subsections 104(13.1) and/or (13.2) of the Tax Act that income be taxed to the Trust, rather than to such Unitholders. Distributions payable to holders of Trust Units pursuant to this Article 5 shall be deemed to be distributions of Income of the Trust, Net Realized Capital Gains, trust capital or other items in such amounts as the Trustees shall, in their absolute discretion, determine. For greater certainty, it is hereby declared that any distribution of Net Realized Capital Gains shall include the non-taxable portion of the capital gains of the Trust which are encompassed in such distribution. Without limiting the generality of the foregoing and in addition to the distributions which are made payable to holders of Trust Units, the Trustees may designate any capital gain realized by the Trust as a result of the redemption of Units pursuant to Section 6.5 to the redeeming Unitholders in accordance with that Section 6.5.

5.6      ENFORCEABILITY OF RIGHT TO RECEIVE DISTRIBUTIONS

         For greater certainty, it is hereby declared that each holder of Trust Units shall have the legal right to enforce payment of any amount payable to such Unitholder as a result of any distribution, which are payable to such Unitholder pursuant to this Article 5.

5.7      METHOD OF PAYMENT OF DISTRIBUTIONS

         (a) Where the Trustees determine that the Trust does not have available cash in an amount sufficient to make payment of the full amount of any distribution which has been declared to be payable pursuant to this Article 5 on the due date for such payment, the payment may, at the option of the Trustees, include the issuance of additional Trust Units, or fractions of Trust Units, if necessary, having a value equal to the difference between the amount of such distribution and the amount of cash which has been determined by the Trustees to be available for the payment of such distribution.

         (b)      The value of each Trust Unit which is issued pursuant to
                  Section 5.7(a) shall be the closing market price (as defined in Section 6.3) of the Trust Units on the applicable Distribution Record Date in respect of a distribution pursuant to Section 5.3, on the applicable Distribution Record Date in respect of a distribution under Section 5.4(a) or December 31 in respect of a distribution under Section 5.4(b), provided that if the particular date is not a Business Day then the closing market price shall be determined on the last Business Day which precedes such particular date.

5.8      WITHHOLDING TAXES

         The Trustees may deduct or withhold from distributions payable to any holder of Trust Units all amounts required by law to be withheld from such distribution, whether those distributions are in the form of cash, additional Trust Units or otherwise. In the event of a distribution in the form of additional Trust Units or property other than cash, the Trustees may sell Trust Units or other property of those Unitholders to pay those withholding taxes and to pay all of the Trustees' reasonable expenses with regard thereto and the Trustees shall have the power of attorney of the Unitholder to do so. Any such sale of Trust Units shall be made on any stock exchange on which the Trust Units are then listed and upon that sale, the affected Unitholder shall cease to be the holder of those Trust Units. In the event that withholding taxes are exigible on any distribution or redemption amounts distributed under this Declaration of Trust and the Trust was unable to withhold taxes from a particular distribution to a Unitholder or has not otherwise withheld taxes on particular distributions to the Unitholders, the Trust shall be permitted to withhold amounts from other distributions to satisfy the withholding tax obligation. In addition, Non-Resident holders of Trust Units will be required to pay all withholding taxes payable in respect of any distributions in the form of additional Trust Units, or otherwise, under Section 5.7.

5.9      DEFINITIONS

         Unless otherwise specified or the context otherwise requires, any term in this Article 5 which is defined in the Tax Act shall have for the purposes of this Article 5 the meaning that it has in the Tax Act.

                                    ARTICLE 6
                            REDEMPTION OF TRUST UNITS

6.1      RIGHT OF REDEMPTION

         Each holder of Trust Units shall be entitled to require the Trust to redeem at any time or from time to time at the demand of such holder of Trust Units all or any part of the Trust Units registered in the name of such holder of Trust Units at the prices determined and payable in accordance with the terms and conditions hereinafter provided.

6.2      EXERCISE OF REDEMPTION RIGHT

         (a) To exercise a right to require redemption of Trust Units under this Article 6, a duly completed and properly executed notice requesting the Trust to redeem Trust Units, in a form reasonably acceptable to the Trustees, specifying the number of Trust Units to be so redeemed, shall be sent by a holder of Trust Units to the Trust at the head office of the Trust and to CDS. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Trustees and CDS and is accompanied by any further evidence that the Trustees or CDS may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

         (b) Upon receipt by the Trust of the notice to redeem Trust Units, the holder of Trust Units shall thereafter cease to have any rights with respect to the Trust Units tendered for redemption (other than to receive the redemption payment therefor unless the redemption payment is not made as provided for herein) including the right to receive any distributions thereon which are declared payable to the holders of Trust Units of record on a date which is subsequent to the day of receipt by the Trust of such notice. Trust Units shall be considered to be tendered for redemption on the date that the Trust and CDS have, to their satisfaction, received the notice and other required documents or evidence as aforesaid.

6.3      CASH REDEMPTION

         (a) Subject to Section 6.4, upon receipt by the Trust of the notice to redeem Trust Units in accordance with Section 6.2, the holder of the Trust Units tendered for redemption shall be entitled to receive a price per Trust Unit (hereinafter called the "REDEMPTION PRICE") equal to the lesser of:

                  (i) 90% of the "market price" per Trust Unit on the principal stock exchange on which the Trust Units are listed (or, if the Trust Units are not listed on any such exchange, on the principal market on which the Trust Units are quoted for trading) during the period of the last ten trading days immediately prior to the date on which the Trust Units were tendered for redemption; and

                  (ii) the "closing market price" on the principal stock exchange on which the Trust Units are listed (or, if the Trust Units are not listed on any such exchange, on the principal market on which the Trust Units are quoted for trading) on the date that the Trust Units were tendered for redemption.

                  For the purposes of Section 6.3(a)(i), the "MARKET PRICE" shall be, for a specified day, an amount equal to the simple average of the closing price of the Trust Units for each of the ten trading days immediately prior to the specified day on which there was a closing price; provided that if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the Trust Units traded on a particular day, the market price shall be an amount equal to the simple average of the highest and lowest prices for that trading day if there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than five of the ten trading days, the market price shall be the simple average of the following prices established for each of the ten trading days: the average of the bid and ask prices for each day on which there was no trading; the weighted average trading price of the Trust Units for each day that there was trading if the exchange or market provides a weighted average trading price; and the average of the highest and lowest prices of the Trust Units for each day that there was trading, if the market provides only the highest and lowest prices of Trust Units traded on a particular day.

                  For the purposes of Section 6.3(a)(ii), the "CLOSING MARKET PRICE" shall be (i) an amount equal to the closing price of the Trust Units if there was a trade on the date on which the Trust Units were tendered for redemption and the exchange or market on which they are traded provides a closing price; (ii) an amount equal to the average of the highest and lowest prices of Trust Units on the date on which the Trust Units were tendered for redemption if there was trading and the exchange or other market on which they are traded provides only the highest and lowest trading prices of Trust Units traded on a particular day; or (iii) the average of the last bid and ask prices on the date if there was no trading on the date.

         (b) Subject to Sections 6.4 and 6.5, the Redemption Price payable in respect of the Trust Units surrendered for redemption during any calendar month shall be satisfied by way of a cash payment on the last day of the calendar month following the month in which the Trust Units were tendered for redemption. Payments made by the Trust of the Redemption Price are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the former holder of Trust Units unless such cheque is dishonoured upon presentment. Upon such payment, the Trust shall be discharged from all liability to the former holders of Trust Units in respect of the Trust Units so redeemed.

6.4      NO CASH REDEMPTION IN CERTAIN CIRCUMSTANCES

         Section 6.3(b) shall not be applicable to Trust Units tendered for redemption by a holder of Trust Units, if:

         (a) the total amount payable by the Trust pursuant to Section 6.3 in respect of such Trust Units and all other Trust Units tendered for redemption in the same calendar month exceeds $50,000 (the "MONTHLY LIMIT"); provided that the Trustees may, in their sole discretion, waive such limitation in respect of all Trust Units tendered for redemption in any calendar month. Trust Units tendered for redemption in any calendar month in which the total amount payable by the Trust pursuant to
                  Section 6.3(b) exceeds the Monthly Limit will be redeemed for cash on a pro-rata basis up to the Monthly Limit pursuant to
                  Section 6.3(b) and, unless any applicable regulatory approvals are required, by a distribution IN SPECIE under Section 6.5, on a pro-rata basis, for the balance;

         (b) at the time such Trust Units are tendered for redemption, the outstanding Trust Units are not listed for trading on the Toronto Stock Exchange or traded or quoted on any stock exchange or market which the Trustees consider, in their sole opinion, provides representative fair market value prices for the Trust Units;

         (c) the normal trading of the Trust Units is suspended or halted on any stock exchange on which the Trust Units are listed for trading or, if not so listed, on any market on which the Trust Units are quoted for trading, on the date that such Trust Units tendered for redemption were tendered to the Trust for redemption or for more than five trading days during the ten day trading period prior to the date on which such Trust Units were tendered for redemption; or

         (d) the redemption of Trust Units will result in the delisting of the Trust Units on the principal stock exchange on which the Trust Units are listed.

6.5      IN SPECIE REDEMPTION

         If, pursuant to Section 6.4, Section 6.3(b) is not applicable to Trust Units tendered for redemption by a Unitholder, the Redemption Price per Trust Unit specified in Section 6.3 to which the Unitholder would otherwise be entitled (provided that if the Redemption Price cannot be otherwise determined then the Redemption Price of a Trust Unit shall be the fair market value thereof as determined by the Trustees in their sole discretion), subject to receipt of all necessary regulatory approvals (which the Trust shall use reasonable commercial efforts to obtain forthwith), shall be paid and satisfied by the delivery to holders of Trust Units tendered for redemption of a distribution IN SPECIE. In such circumstances, the Trust shall, by written notice to PDLP and Precision exercise its rights under the Support Agreement to: (a) require PDLP to request repayment of debt owed by Precision to PDLP; (b) require Precision to create new notes (the "REDEMPTION NOTES") to be issued under a note indenture on the terms set out in the Support Agreement; (c) using the funds received from the repayment of debt in (a), require PDLP to subscribe for such number of Redemption Notes as is determined by the Trustees to be equal to the Redemption Price; and (d) require PDLP to distribute to the Trust, as a limited partner of PDLP, the Redemption Notes. The Redemption Notes will then be distributed by the Trust to the redeeming Unitholder in full satisfaction of the Redemption Price.

         No fractional Redemption Notes in integral multiples of less than $100 will be so distributed and, where the number of such Redemption Notes includes a fraction or multiple less than $100, that number shall be rounded down to the next lowest whole number or integral multiple of $100.

         As an alternative to distributing Redemption Notes in satisfaction of the Redemption Price for Trust Units tendered for redemption in the circumstances described in this Section 6.5, the Trustees may, provided certain conditions have been met, determine to satisfy the Redemption Price by way of an alternate form of distribution IN SPECIE to redeeming Unitholders. In order to make an IN SPECIE distribution other than Redemption Notes to redeeming Unitholders or for the Trust to redeem Trust Units with its own indebtedness under this Section 6.5, the Trustees must have received both a written opinion from tax counsel that such a distribution of Trust Assets does not have a material adverse effect on other Unitholders and a written opinion from a financial advisor that such Trust Assets being distributed in lieu of Redemption Notes would be reasonably considered to be financially equivalent in value to Redemption Notes.

         Where the Trust makes a distribution IN SPECIE on the redemption of Trust Units, the Trust may, in the discretion of the Trustees, make payable to that Unitholder any capital gain or income realized by the Trust as a result of the redemption of Trust Units, or any capital gain realized by the Trust as a result of such distribution to the Unitholder.

         The Redemption Price payable pursuant to this Section 6.5 in respect of Trust Units tendered for redemption during any month shall, subject to receipt of all necessary regulatory approvals, be paid by the transfer, to or to the order of the Unitholder who exercised the right of redemption, on the last day of the calendar month following the month in which the Trust Units were tendered for redemption. In respect of any Trust Assets being transferred in payment of the Redemption Price, the Trust shall be entitled to all interest paid or accrued and unpaid in respect of such Trust Assets (including any other instruments on which interest is accruing), to and including the date of transfer thereof. Payments by the Trust of the Redemption Price are conclusively deemed to have been made upon the mailing of the documents evidencing ownership of the property so distributed by registered mail in a postage prepaid envelope addressed to the former Unitholder and/or any party having a security interest. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder and any party having a security interest in respect of the Trust Units so redeemed.

6.6      PURCHASE FOR CANCELLATION

         The Trust may from time to time purchase for cancellation some or all of the Units (or other securities of the Trust which may be issued and outstanding from time to time) in the market, by private agreement or upon any recognized stock exchange on which such Units are traded or pursuant to tenders received by the Trust upon request for tenders addressed to all holders of record of Units, provided in each case that the Trustees have determined that such purchases are in the best interests of the Trust.

6.7      CANCELLATION OF ALL REDEEMED TRUST UNITS

         All Trust Units which are redeemed or purchased for cancellation under this Article 6 shall be cancelled and such Trust Units shall no longer be outstanding and shall not be reissued.

6.8      WITHHOLDINGS BY THE TRUSTEES

         The Trustees may deduct or withhold from all payments or other distributions payable to any Unitholder pursuant to this Article 6 all amounts required by applicable law to be so withheld.

6.9      RETRACTION OF SPECIAL VOTING UNITS

         At such time as no Exchangeable Securities (other than Exchangeable Securities owned by the Trust and its affiliates) relating to a Special Voting Unit are outstanding, and no shares of stock, debt, options or other securities or agreements which could give rise to the issuance of any such Exchangeable Securities to any person (other than the Trust and its affiliates) exist, the applicable Special Voting Unit shall automatically be redeemed by the Trust for no consideration and cancelled. Upon any such redemption or other purchase or acquisition of a Special Voting Unit by the Trust, such Special Voting Unit shall be deemed retired and cancelled and may not be reissued.

                                    ARTICLE 7
                                    TRUSTEES

7.1      NUMBER OF TRUSTEES

         The Trustees shall consist of not less than three and no more than eleven Trustees (provided that prior to the Closing the Trust may have a minimum of one Trustee), with the number of Trustees from time to time within such range being fixed by resolution of the Trustees; provided that until otherwise so determined by resolution, from and after the Closing the number of Trustees shall be three. A majority of the Trustees must be residents of Canada (within the meaning of the Tax Act) at all times.

7.2      CALLING AND NOTICE OF MEETINGS

         Meetings of the Trustees shall be called and held from time to time at such time and at such place as the Trustees, the Chairman of the Trustees or any two Trustees may determine, and any one Trustee or officer of the Trust may give notice of meetings when directed or authorized by such persons. Notice of each meeting of the Trustees shall be given to each Trustee not less than 48 hours before the time when the meeting is to be held, provided that if a quorum of Trustees is present, the Trustees may without notice hold a meeting immediately following an annual meeting of Unitholders. A Trustee may waive this notice and the presence of such Trustee at such a meeting will be deemed to be a waiver of this notice requirement except where such Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Notice of a meeting of the Trustees may be given verbally, in writing or by telephone, fax or electronic mail. A notice of a meeting of Trustees need not specify the purpose of or the business to be transacted at the meeting. Notwithstanding the foregoing, the Trustees may by resolution from time to time fix a day or days in any month or months for regular meetings of the Trustees at a place and hour to be named, in which case, provided that a copy of such resolution is sent to each Trustee forthwith after being passed and forthwith after each Trustee's appointment, no other notice shall be required for any such regular meeting.

7.3      PLACE OF MEETINGS

         Meetings of the Trustees may be held at any place in Canada. A Trustee who attends a meeting of Trustees, in person or by telephone, is deemed to have consented to the location of the meeting except when he or she attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

7.4      MEETINGS BY TELEPHONE

         With the consent of the chairman of the meeting or a majority of the other Trustees present at the meeting, a Trustee may participate in a meeting of the Trustees or of a committee of the Trustees by means of telephone, electronic or other communication facilities that permit all persons participating in the meeting to communicate with each other, provided that a majority of Trustees participating in the meeting are either residents of Canada within the meaning of the Tax Act or present in Canada. A Trustee participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

7.5      QUORUM

         The quorum for the transaction of business at any meeting of the Trustees shall consist of a majority of the number of Trustees then holding office, provided that a majority of Trustees participating in the meeting are residents of Canada within the meaning of the Tax Act and, notwithstanding any vacancy among the number of Trustees, a quorum of Trustees may exercise all of the powers of the Trustees.

7.6      CHAIRMAN

         The chairman of any meeting of the Trustees shall be the Trustee present at the meeting who holds the office of Chairman of the Trustees (as appointed by the Trustees under Section 7.10) or if such person is not present, the Trustees present shall choose one of their number to be chairman.

7.7      ACTION BY THE TRUSTEES

         At all meetings of the Trustees every question shall be decided by a majority of the votes cast on the question. In the case of equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote. The powers of the Trustees may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all Trustees who would be entitled to vote on that resolution at a meeting of the Trustees. Resolutions in writing may be signed in counterparts (including by facsimile) each of which shall be deemed to be an original and all originals together shall be deemed to be one and the same instrument.

7.8      ADJOURNED MEETING

         Any meeting of the Trustees may be adjourned from time to time by the chairman of the meeting with the consent of the meeting to a fixed time and place. Further notice of the adjourned meeting need not be given. The adjourned meeting shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment. If there is not a quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated upon its adjournment.

7.9      REMUNERATION AND EXPENSES
         The Trustees shall be paid such reasonable remuneration for their services as the Trustees may from time to time determine. The Trustees shall also be entitled to be reimbursed for reasonable traveling and other expenses properly incurred by them in attending meetings of the board of Trustees or any committee thereof or in connection with their services as Trustees. No Trustee compensation shall be paid to Trustees who are members of management of Precision or other subsidiaries of the Trust, and no Trustee will receive compensation for acting as a director of the General Partner or Precision or any of their respective subsidiaries (other than for fees for attending board or committee meetings of such entities that do not run concurrently with meetings of the board of Trustees). Nothing herein contained shall preclude any Trustee from serving the Trust in any other capacity and receiving remuneration therefor.

7.10     OFFICERS

         The Trustees from time to time may appoint one or more officers of the Trust, including without limitation a Chairman of the Trustees, and, without prejudice to rights under any employment contract, may remove any officer of the Trust. The powers and duties of each officer of the Trust shall be those determined from time to time by the Trustees and, in the absence of such determination, shall be those usually applicable to the office held.

                                    ARTICLE 8
              APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEES

8.1      QUALIFICATION OF TRUSTEES

         The following persons are disqualified from being a Trustee of the
Trust:

         (a)      anyone who is less than eighteen years of age;

         (b) anyone who is of unsound mind and has been so found by a Court in Canada or elsewhere;

         (c)      a person who is not an individual; and

         (d)      a person who has the status of bankrupt or is insolvent.

8.2      APPOINTMENT AND ELECTION OF TRUSTEES

         The Initial Trustees are hereby appointed as the initial Trustees of the Trust for an initial term of office which, subject to Section 8.5, shall expire (subject to further appointment or election) at the close of the first annual meeting of Unitholders. Except as otherwise provided herein, Trustees shall be elected (including the re-election of incumbent Trustees) at each annual meeting of Unitholders, and may be elected at a special meeting of Unitholders, in each case to hold office, subject to Section 8.5, for a term expiring at the close of the next annual meeting of Unitholders following such an election. Any such election shall be made either by a resolution approved by a majority of the votes cast at a meeting of Unitholders or shall be made by resolution in writing in the manner set out in Section 12.11. Notwithstanding the foregoing:

         (a) if no Trustees are elected at the annual meeting of Unitholders held immediately before the term of office of the existing Trustees expires, such existing Trustees shall continue to hold the office of Trustees under this Declaration of Trust until successors have been elected or appointed or they cease to hold office; and

         (b) the Trustees may, between annual meetings of Unitholders, appoint one or more additional Trustees for a term to expire (subject to further appointment) at the close of the next annual meeting of Unitholders, but the number of additional Trustees so appointed shall not at any time exceed one-third of the number of Trustees who held office at the later of the Closing and the expiration of the immediately preceding annual meeting of Unitholders.

8.3      CONSENT TO ACT

         (a) A person who is elected or appointed a Trustee hereunder, other than the Initial Trustees whose consent to act is given by his or her signature hereto, must, either before or after such election or appointment, consent in writing to do so. Without limiting the form of such consent, the execution and delivery to the Trust of a form of consent substantially as follows will satisfy such requirement:

                  "To: Precision Drilling Trust (the "Trust")

                  And to: The Trustees thereof

                  The undersigned hereby consents to act as a Trustee of the Trust and hereby agrees, upon the later of the date of this consent and the date of the undersigned's election or appointment as a Trustee of the Trust, to thereby become a party, as a Trustee, to the Declaration of Trust dated as of the 22nd day of September, 2005, and as the same may be amended from time to time, constituting the Trust and to be bound by the obligations and liabilities of a Trustee thereunder.

                  I am a resident of__________________________________

                  Dated: _____________________________________________

                           ___________________________________________
                           [Signature]

                           ___________________________________________
                           [Print Name]"

         (b) Upon the later of a person being elected or appointed a Trustee hereunder and executing and delivering to the Trust a consent substantially as set forth in Section 8.3(a), such person shall become a Trustee hereunder and shall be deemed to be a party (as a Trustee) to this Declaration of Trust, as amended from time to time.

8.4      FAILURE TO ELECT MINIMUM NUMBER OF TRUSTEES

         If a meeting of Unitholders fails to elect the minimum number of Trustees required by this Declaration of Trust by reason of the disqualification or death of any nominee, the Trustees elected at the meeting may exercise all of the powers of the Trustees if the number of Trustees so elected constitutes a quorum and the majority of Trustees remaining are residents of Canada.

8.5      CEASING TO HOLD OFFICE

         A Trustee ceases to hold office when:

         (a)      he or she dies or resigns;

         (b)      he or she is removed in accordance with Section 8.6; or

         (c) he or she ceases to be duly qualified to act as a Trustee as provided under Section 8.1.

         A resignation of a Trustee becomes effective 30 days from the date a written resignation is received by the Trust, or on the date specified in the resignation, whichever is later, provided that if, upon the resignation becoming effective, the number of remaining Trustees would be less than the number necessary to constitute a quorum for a meeting of Trustees, the resignation is not effective until the resigning Trustee's successor is duly elected or appointed as a Trustee.

         Upon a Trustee ceasing to hold office as such hereunder, such Trustee shall cease to be a party (as a Trustee) to this Declaration of Trust; provided, however, that such Trustee shall continue to be entitled to be paid any amounts owing by the Trust to the Trustee and to the benefits of the indemnity provided in Section 9.9. Upon the resignation or removal of any Trustee, or upon a Trustee otherwise ceasing to be a Trustee, the Trustee shall cease to have the rights, privileges and powers of a Trustee hereunder, shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in that Trustee's name, shall account to the remaining Trustees as they may require for all property which that Trustee holds as Trustee, shall resign from all representative or other positions held by such Trustee on behalf of the Trust, including as a director or officer of any person in which the Trust owns securities (directly or indirectly) and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees may require. In the event that a Trustee or his or her legal representatives, as applicable, are unable or unwilling to execute and deliver such required documents, each of the remaining Trustees is hereby appointed as the attorney of such Trustee for the purpose of executing and delivering such required documents. This power of attorney granted to each of the remaining Trustees is not intended to be an enduring power of attorney within the meaning of the POWERS OF ATTORNEY ACT (Alberta), exercisable during a Trustee's incapacity to manage property, or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a "CPOA"). The execution of this power of attorney will not terminate any CPOA granted by the Trustee previously and will not be terminated by the execution by the Trustee in the future of a CPOA, and each Trustee hereby agrees not to take any action in the future which results in the termination of this power of attorney.

         If a Trustee ceases to hold office for any reason, and such cessation results in the board of Trustees not having a majority of Trustees who are resident of Canada, the Trustees will, as soon as possible, fill the vacancy in accordance with Section 8.8 in order that a majority of Trustees shall be residents of Canada and if necessary, one or more Trustees who are Non-Residents, to be determined by the Trustees, at any time shall resign (temporarily or otherwise) so that a majority of Trustees shall be residents of Canada.

8.6      REMOVAL OF TRUSTEES

         The Unitholders may remove any Trustee or Trustees from office, by resolution approved by a majority of the votes cast at a meeting of Unitholders called for that purpose. A vacancy created by the removal of a Trustee may be filled at the meeting of Unitholders at which the Trustee is removed or, if not so filled, may be filled as set forth in Section 8.8.

8.7      VACANCIES

         No vacancy of the office of the Trustees shall operate to annul this Declaration of Trust or affect the continuity of the Trust.

8.8      FILLING VACANCIES

         A quorum of Trustees may fill a vacancy among the Trustees, except a vacancy resulting from an increase in the number of Trustees or from a failure to elect or appoint the minimum number of Trustees fixed by or pursuant to this Declaration of Trust. If there is not a quorum of Trustees, or if there has been a failure to elect or appoint the minimum number of Trustees required by or pursuant to this Declaration of Trust, the Trustees then in office shall forthwith call a special meeting of Unitholders to fill the vacancy and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any Unitholder. A Trustee elected or appointed to fill a vacancy holds office, subject to Section 8.5, until the close of the next annual meeting of Unitholders.

8.9      VALIDITY OF ACTS

         Any act of a Trustee is valid notwithstanding any irregularity in the appointment or election of the Trustees or a defect in the qualifications of the Trustees.

8.10     SUCCESSOR AND ADDITIONAL TRUSTEES

         The rights of the Trustees to control and exclusively administer the Trust and to have the title to the Trust Assets drawn up in their names or in the name of any other successor and all other rights of the Trustees at law shall vest automatically in any person who may hereafter become a Trustee upon such person's due appointment and qualification without any further act and such person shall thereupon have all the rights, privileges, powers, authorities, obligations and immunities of a Trustee hereunder.

                                    ARTICLE 9
                             CONCERNING THE TRUSTEES

9.1      POWERS OF THE TRUSTEES

         Subject to the terms and conditions of this Declaration of Trust, the Trustees may exercise from time to time in respect of the Trust Assets and the investments and affairs of the Trust any and all rights, powers and privileges that could be exercised by a legal and beneficial owner thereof.

         Subject to the specific limitations contained in this Declaration of Trust, the Trustees shall have, without further or other action or consent, and free from any power of control on the part of the Unitholders, full, absolute and exclusive power, control and authority over the Trust Assets and over, and management of, the affairs of the Trust to the same extent as if the Trustees were the sole and absolute beneficial owner of the Trust Assets in their own right, to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, carrying out the trust created hereunder. In construing the provisions of this Declaration of Trust, presumption shall be in favour of the granted powers and authority to the Trustees. The enumeration of any specific power or authority herein (including pursuant to Section 9.2) shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein on the Trustees. To the maximum extent permitted by law the Trustees shall, in carrying out investment activities, not be in any way restricted by the provisions of the laws of any jurisdiction limiting or purporting to limit investments which may be made by trustees.

9.2      SPECIFIC POWERS AND AUTHORITIES

         Subject only to Section 4.1 and any other express limitations contained in this Declaration of Trust and in addition to any other powers and authorities conferred by this Declaration of Trust or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Unitholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by the Trustees in such manner and upon such terms and conditions as it may from time to time determine proper, provided that the exercise of such powers and authorities does not adversely affect the status of the Trust as a "unit trust" and a "mutual fund trust" for purposes of the Tax Act:

         (a) to supervise the activities and manage the investments and affairs of the Trust;

         (b)      to maintain records and provide reports to Unitholders;

         (c) to open, operate and close accounts and other similar credit, deposit and banking arrangements and to negotiate and sign banking and financing contracts and agreements;

         (d) without limit as to amount, issue any type of debt securities or convertible debt securities and borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes of the Trust or for other expenses incurred in connection with the Trust and enter into hedging arrangements with respect thereto and for such purposes may draw, make, execute and issue promissory notes and other negotiable and non-negotiable instruments or securities and evidences of indebtedness, secure the payment of sums so borrowed or indebtedness incurred and mortgage, hypothecate, pledge, assign or grant a security interest in any money owing to the Trust or in Trust Assets or engage in any other means of financing the Trust;

         (e) to obtain security, including encumbrances on assets, to secure the full payment of monies owed to the Trust and the performance of obligations in favour of the Trust, and to exercise all of the rights of the Trust, and to perform all of the obligations of the Trust, under such security;

         (f) to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure, to take a conveyance in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to revive the obligation on the covenants secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies with respect to any such security or guarantee;

         (g)      to establish places of business of the Trust;

         (h)      to manage the Trust Assets;

         (i) to grant broad discretion to a third party to administer and manage the day-to-day operations of the Trust and to make executive decisions which conform to the general policies and principles set forth in this Declaration of Trust or otherwise established by the Trustees from time to time, including but not limited to entering into the Administration Agreement;

         (j) to invest, hold shares, trust units, beneficial interests, partnership interests (other than general partnership interests), joint venture interests or other interests in any person necessary or useful to carry out the purpose of the Trust;

         (k) to cause title to any of the Trust Assets to be drawn up in the name of such person on behalf of the Trust or, to the extent permitted by applicable law, in the name of the Trust, as the Trustees shall determine;

         (l) to determine conclusively the allocation to capital, income or other appropriate accounts of all receipts, expenses and disbursements;

         (m) to enter into any agreement or instrument to create or provide for the issue of Trust Units and Special Voting Units (including any firm or best efforts underwriting agreement), to cause such Trust Units and Special Voting Units to be issued for such consideration as the Trustees, in their sole discretion, may deem appropriate and to do such things and prepare and sign such documents, including the prospectus and any registration rights agreement, to qualify such Trust Units and Special Voting Units for sale in whatever jurisdictions they will be sold or offered for sale;

         (n) to enter into any agreement in connection with, or to facilitate, the issuance of Exchangeable Securities;

         (o) to make or cause to be made application for the listing or quotation on any stock exchange or market of any Trust Units or other securities of the Trust, and to do all things which in the opinion of the Trustees may be necessary or desirable to effect or maintain such listing or listings or quotation;

         (p) to determine conclusively the value of any or all of the Trust Assets from time to time and, in determining such value, to consider such information and advice as the Trustees in their sole judgment, may deem material and reliable;

         (q) to collect, sue for and receive all sums of money or other property or items that are believed due to the Trust;

         (r) to effect payment of distributions to the holders of Trust Units as provided in Article 5;

         (s)      to invest funds of the Trust as provided in Article 4;

         (t) if the Trustees become aware by written notice that the beneficial owners of 49% of the Trust Units or securities exchangeable into Trust Units then outstanding are, or may be, Non-Residents or that such situation is imminent, the Trustees shall obtain such advice as they deem appropriate in order to ascertain the tax and other implications that such level of Non-Resident ownership may have for the Trust and Unitholders and if and to the extent that they determine that such level of Non-Resident ownership would have material adverse tax or other consequences to the Trust or Unitholders, shall ensure that appropriate limitations on Non-Resident ownership as provided in Section 13.5 are met;

         (u) to possess and exercise all the rights, powers and privileges pertaining to the ownership of the securities of the General Partner and other securities of the Trust to the same extent that any person might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or actions generally or for any particular meeting or action and may include the exercise of discretionary power;

         (v) where reasonably required, to engage, employ or contract with or retain on behalf of the Trust any persons as agents, representatives, employees or independent contractors (including, without limitation, investment advisors, registrars, underwriters, accountants, lawyers, appraisers, brokers, consultants, technical advisors, depositories, custodians, transfer agents or otherwise) in one or more capacities;

         (w) except as prohibited by applicable law, to delegate any of the powers and duties of the Trustees to any one or more agents, representatives, officers, employees, independent contractors or other persons the doing of such things and the exercise of such powers hereunder as the Trustees may from time to time reasonably require, so long as any such delegation is not inconsistent with any of the provisions of this Declaration of Trust and subject at all times to the general control and supervision of the Trustees as provided for herein;

         (x) to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, disputes, claims, demands or other litigation or proceedings, regulatory or judicial, relating to the Trust, the assets of the Trust or the Trust's affairs, to enter into agreements therefor, whether or not any suit or proceeding is commenced or claim asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

         (y) to arrange for insurance contracts and policies insuring the Trust, its assets, any affiliate of the Trust and/or any or all of the Trustees or the Unitholders, including against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees or Unitholders;

         (z) to cause legal title to any of the assets of the Trust to be held by and/or in the name of a Trustee, or except as prohibited by law, by and/or in the name of the Trust or any other custodian or person, on such terms, in such manner, with such powers in such person as the Trustees may determine and with or without disclosure that the Trust or the Trustee is interested therein; provided, however, that should legal title to any of the Trust Assets be held by and/or in the name of any person or persons other than a Trustee or the Trust, the Trustees shall require such person or persons to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

         (aa) to redeem Trust Units (or rights, warrants, convertible securities, options or other securities) for such consideration as the Trustees may deem appropriate in their sole discretion, and to redeem Special Voting Units for no consideration and such redemption to be subject to the terms and conditions of this Declaration of Trust;

         (bb) the Trustees shall use their reasonable commercial efforts to ensure that the Trust qualifies at all times as a "mutual fund trust" pursuant to Section 132(6) of the Tax Act;

         (cc)     in addition to the mandatory indemnification provided for in
                  Section 9.9 to the extent permitted by law to indemnify, or enter into agreements with respect to the indemnification of, any person with whom the Trust has dealings including, without limitation, the Trustees, the Depository, registrar and transfer agent or escrow agent, to such extent as the Trustees shall determine and to the extent permitted by law;

         (dd) without the approval or confirmation of Unitholders, enact and from time to time amend or repeal by-laws not inconsistent with this Declaration of Trust containing provisions relating to the Trust, the Trust Assets and the conduct of the affairs of the Trust, but not in conflict with any provision of this Declaration of Trust;

         (ee) to pay all taxes or assessments, of whatever kind or nature, whether within or outside Canada, imposed upon or against the Trustees in connection with the Trust Assets, undertaking or Income of the Trust, or imposed upon or against the Trust Assets, undertaking or Income of the Trust or Net Realized Capital Gains, or any part thereof and to settle or compromise disputed tax liabilities and for the foregoing purposes to make such returns, take such deductions, and make such designations, elections, allocations and determinations in respect of the Income of the Trust or Net Realized Capital Gains distributed to holders of Trust Units in the year and any other matter as shall be permitted under the Tax Act and analogous provisions of any provincial income tax legislation (provided that to the extent necessary the Trustees will seek the advice of the Trust's Counsel or the Auditors), and do all such other acts and things as may be deemed by the Trustees in their sole discretion to be necessary, desirable or convenient;

         (ff) to guarantee the obligations of any of the Precision Entities and any subsidiary of any of them and any other subsidiary of the Trust and granting security interests in the Trust Assets as security for such guarantee;

         (gg) to subdivide or consolidate from time to time the issued and outstanding Trust Units;

         (hh) to provide indemnities for the directors and officers of any affiliate of the Trust;

         (ii) to form any subsidiary of the Trust for the purpose of making any Subsequent Investment and entering into or amending any unanimous shareholders agreement or other agreement on such terms as may be approved by the Trustees;

         (jj) to purchase Trust Units for cancellation in accordance with applicable regulatory requirements; and

         (kk) to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the purpose and activities of the Trust, to promote or advance any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration of Trust whether or not specifically mentioned herein.

         The Trustees shall, except as may be prohibited by applicable law, have the right to delegate authority for the above-referenced matters to a manager or administrator (including Precision under the Administration Agreement) if the Trustees determine in their sole discretion that such delegation is desirable to effect the administration of the duties of the Trustees under this Declaration of Trust. The Trustees may also delegate to officers of the Trust, Precision, and their respective affiliates certain powers for management of the day-to-day affairs of the Trust, provided such delegation is not inconsistent with this Declaration of Trust.

9.3      SECURITIES HELD BY THE TRUST

         Subject to the provisions hereof, the shares of the General Partner held from time to time by the Trustees as part of the Trust Assets may be voted by the Trustees at any and all meetings of shareholders of the General Partner and the Trustees are entitled to vote in such manner as the Trustees, in their sole discretion, consider to be in the best interests of the holders of Trust Units.

9.4      RESTRICTIONS ON TRUSTEES' POWERS

         (a) Notwithstanding Section 9.3, without the approval of the Unitholders by Special Resolution at a meeting of Unitholders called for that purpose, the Trustees may not under any circumstances whatsoever vote, directly or indirectly, any securities of the General Partner, nor permit the General Partner to vote any securities of PDLP; nor permit PDLP to vote its securities of Precision, to authorize:

                  (i) any sale, lease or other disposition (other than a disposition by the grant of a security interest) of, or any interest in, all or substantially all of the direct or indirect assets of the General Partner, PDLP or Precision, except: (i) in conjunction with an internal reorganization; (ii) pursuant to a good faith charge, pledge, mortgage, lien, security interest or other encumbrance granted by any of them over their respective property in the ordinary course of business; or (iii) any charge, pledge, mortgage, lien, security interest or other encumbrance, granted by the Trust over the Trust Assets as contemplated by
                           Section 9.2 pursuant to any guarantee or as financial assistance in respect of any obligation of any of them;

                  (ii) any amalgamation, arrangement, merger, reorganization, recapitalization, business combination or similar transaction involving the General Partner, PDLP or Precision, except in conjunction with an internal reorganization; or

                  (iii) the winding-up, liquidation or dissolution of the General Partner, Precision or (unless all of such limited partnership interests therein are owned directly or indirectly by the Trust) PDLP prior to the end of the term of the Trust, except in conjunction with an internal reorganization.

         (b) Except as part of an internal reorganization of the direct or indirect assets of the Trust as a result of which the Trust has the same interest, whether direct or indirect, in the assets as the interest, whether direct or indirect, that it had prior to the reorganization, the Trustees shall have no power to:

                  (i) sell or otherwise dispose of any securities of the General Partner except pursuant to a pledge in accordance with Section 9.2(d) hereof or an IN SPECIE redemption under Section 6.5 hereof; or

                  (ii) sell all or substantially all of the Trust Assets, in a single transaction or a series of related transactions,

                  except with the approval of the Unitholders by Special Resolution.

9.5      BANKING

         The banking activities of the Trust, or any part thereof, including, but without restricting the generality of the foregoing, the operation of the Trust's accounts; the making, signing, drawing, accepting, endorsing, negotiation, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for orders relating to any property of the Trust; the execution of any agreement relating to any property of the Trust; the execution of any agreement relating to any such banking activities and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on the Trust's behalf to facilitate such banking activities, shall be transacted with such bank, trust company, or other firm or corporation carrying on a banking business as the Trustees may designate, appoint or authorize from time to time and shall be transacted on the Trust's behalf by one or more officers of the Trust as the Trustees may designate, appoint or authorize from time to time.

9.6      STANDARD OF CARE AND DUTIES

         The Trustees, in exercising the powers and authority conferred upon them hereunder, shall act honestly and in good faith with a view to the best interests of the Trust and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A Trustee shall not be liable in carrying out his or her duties under this Declaration of Trust except in cases where the Trustee fails to act honestly and in good faith with a view to the best interests of the Trust or to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The duties and standard of care of the Trustees provided as aforesaid are intended to be similar to, and not to be any greater than, those imposed on a director of a corporation governed by the ABCA. Unless otherwise required by law, the Trustees shall not be required to give surety bond or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees shall not be required to devote their entire time to the investments or business or affairs of the Trust.

9.7      FEES AND EXPENSES

         As part of the expenses of the Trust, the Trustees may pay or cause to be paid out of the Trust Assets, reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including (without limitation) fees of auditors, accountants, lawyers, appraisers and other agents, consultants and professional advisors employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders. All costs, charges and expenses properly incurred by the Trustees on behalf of the Trust shall be payable out of the Trust Assets.

9.8      LIMITATIONS ON LIABILITY OF TRUSTEES

         (a) Subject to the standard of care set forth in Section 9.6, none of the Trustees nor any officer, employee or agent thereof shall be liable to any Unitholder for any action taken or not taken in good faith in reliance on any documents that are, PRIMA FACIE, properly executed; for any depreciation of, or loss to, the Trust incurred by reason of the sale of any asset or security; for the loss or disposition of monies or securities; for any action or failure to act of any other person to whom the Trustees have delegated any of their duties under this Declaration of Trust; or for any other action or failure to act including, without limitation, the failure to compel in any way any former Trustee to redress any breach of trust or any failure by any person to perform obligations or pay monies owed to the Trust, except for a breach of the standard of care, diligence and skill as set out in Section
                  9.6 or a breach of Section 9.4. If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under this Declaration of Trust, the Trustees may act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of this Declaration of Trust, including, without limitation, the standard of care, diligence and skill set out in Section 9.6 hereof, the Trustees shall not be liable for any action or refusal to act based on the advice of any such expert or advisor which it is reasonable to conclude is within the expertise of such expert or advisor to give.

         (b) Subject to the standard of care set forth in Section 9.6, none of the Trustees nor any officer, employee or agent thereof shall be subject to any liability whatsoever in tort, contract or otherwise, in connection with Trust Assets or the affairs of the Trust, including, without limitation, in respect of any loss or diminution in value of any Trust Assets, to the Trust or to the Unitholders or to any other person for anything done or permitted to be done by the Trustees. The Trustees shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust arising out of anything done or permitted or omitted to be done in respect of the execution of the duties of the office of Trustees for or in respect to the affairs of the Trust. No property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Declaration of Trust or under any other related agreements. No recourse may be had or taken, directly or indirectly, against the Trustees in their personal capacity or against any incorporator, shareholder, director, officer, employee or agent of the Trustees or any successor of the Trustees. The Trust shall be solely liable therefor and resort shall be had solely to the Trust Assets for payment or performance thereof.

9.9      INDEMNIFICATION OF TRUSTEES

         Each Trustee, each former Trustee, each officer of the Trust and each former officer of the Trust shall be entitled to be and shall be indemnified and reimbursed out of the Trust Assets in respect of any and all taxes, penalties or interest in respect of unpaid taxes or other governmental charges imposed upon the Trustee or officer in consequence of such person's performance of such person's duties hereunder and in respect of any and all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal or administrative action or proceeding to which the Trustee, former Trustee, officer or former officer is made a party by reason of being or having been a Trustee or officer of the Trust or, at the request of the Trust, a director, trustee or officer of any Precision Entity; provided that a Trustee, former Trustee, officer or former officer shall not be indemnified out of the Trust Assets in respect of unpaid taxes or other governmental charges or in respect of such costs, charges and expenses that arise out of or as a result or in the course of his or her failure to act honestly and in good faith with a view to the best interests of the Trust, or out of or as a result of or in the course of his or her failure to exercise that degree of care, diligence or skill that a reasonably prudent person would exercise in comparable circumstances or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, where such person did not have reasonable grounds for believing that his or her conduct was lawful. A Trustee, former Trustee, officer or former officer shall not be entitled to satisfy any right of indemnity or reimbursement granted herein, or otherwise existing under law, except out of the Trust Assets, and no holder of Trust Units or other Trustee or officer shall be personally liable to any person with respect to any claim for such indemnity or reimbursement as aforesaid.

9.10     CONTRACTUAL OBLIGATIONS OF TRUST

         (a) All reasonable efforts shall be made to ensure that every contract entered into by or on behalf of the Trust, whether by the Trustees, or otherwise, shall (except as the Trustees may otherwise expressly agree in writing with respect to personal liability of the Trustees) include a provision substantially to the following effect:

                           "The parties hereto acknowledge that the Trustees are entering into this agreement solely in their capacity as Trustees or as agent, as the case may be, on behalf of Precision Drilling Trust (the "TRUST") and the obligations of the Trust hereunder shall not be personally binding upon the Trustees, or any of the Unitholders of the Trust or any annuitant under a plan of which a Unitholder is a trustee or carrier (an "ANNUITANT") and that any recourse against the Trust, the Trustees, or any Unitholder or annuitant in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Assets as defined in the Declaration of Trust dated as of the 22nd day of September, 2005, as from time to time amended, supplemented or restated."

                  This provision shall be held in trust and enforced by the Trustees for the benefit of the Unitholders and annuitants. The omission of such a provision from any such written agreement shall not operate to impose personal liability on the Trustees or any Unitholder or annuitant.

         (b) The omission of such statement from any such document or instrument shall not render any Trustee, Unitholder or annuitant liable to any person, nor shall any Trustee, Unitholder or annuitant be liable for such omission. If, notwithstanding this provision, any Trustee, Unitholder or annuitant shall be held liable to any person by reason of the omission of such statement from any such agreement, undertaking or obligation, such Trustee, Unitholder or annuitant shall be entitled to indemnity and reimbursement out of the Trust Assets to the full extent of such liability.

9.11     CONFLICTS OF INTEREST

         If a Trustee or an officer of the Trust is a party to a material contract or transaction or proposed material contract or transaction with the Trust, or is a director or officer or employee of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Trust, such Trustee or officer of the Trust, as the case may be, shall disclose in writing to the Trustees or request to have entered in the minutes of meetings of Trustees the nature and extent of such interest.

         (a) The disclosure required in the case of a Trustee or officer shall be made:

                  (i) at the meeting of Trustees at which a proposed contract or transaction is first considered;

                  (ii) if the Trustee or officer was not then interested in a proposed contract or transaction, at the first such meeting after he or she becomes so interested;

                  (iii) if the Trustee or officer becomes interested after a contract is made or a transaction is entered into, at the first meeting after he or she becomes so interested; or

                  (iv) if a person who is interested in a contract or transaction later becomes a Trustee or officer, at the first such meeting of Trustees after he or she assumes that capacity.

         (b) Notwithstanding paragraph (a), where this section applies to any person in respect of a material contract or transaction or proposed material contract or transaction that, in the ordinary course of the business of the Trust, would not require approval by the Trustees or the Unitholders, such person shall disclose in writing to the Trustees or request to have entered in the minutes of meetings of Trustees the nature and extent of his interest forthwith after that person becomes aware of the contract or transaction or proposed contract or transaction.

         (c) A Trustee or officer referred to in this section shall not vote on any resolution to approve the contract or transaction unless the contract or transaction is:

                  (i) one relating primarily to his or her remuneration as a Trustee, officer, employee or agent of the Trust;

                  (ii) one for indemnity under Section 9.9 hereof or for the purchase of liability insurance; or

                  (iii)    one with any affiliate of the Trust.

         (d) For the purposes hereof, a general notice to the Trustees by a Trustee or an officer of the Trust or any other person referred to in this Section 9.11 disclosing that he or she is a director, officer or employee of or has a material interest in a person and is to be regarded as interested in any contract made or any transaction entered into with that person, is a sufficient disclosure of interest in relation to any contract so made or transaction so entered into.

         (e) Where a material contract is made or a material transaction is entered into between the Trust and any one or more of its Trustees or officers, or between the Trust and another person of which a Trustee or officer of the Trust is a director or officer or in which he or she has a material interest:

                  (i) the Trustee or officer, as applicable, is not accountable to the Trust or to the Unitholders for any profit or gain realized from the contract or transaction; and

                  (ii) the contract or transaction is neither void nor voidable,

                  by reason only of that relationship or by reason only that the Trustee is present at or is counted to determine the presence of a quorum at the meeting of Trustees or committee of Trustees that authorized the contract or transaction, if the Trustee disclosed his or her interest in accordance with this
                  Section 9.11 and the contract or transaction was reasonable and fair to the Trust at the time it was so approved.

         (f) Notwithstanding anything in this section, but without limiting the effect of paragraph (e) hereof, a Trustee or officer of the Trust, acting honestly and in good faith, is not accountable to the Trust or to the Unitholders for any profit or gain realized from any such contract or transaction by reason only of holding the office of Trustee or officer, and the contract or transaction, if it was reasonable and fair to the Trust at the time it was approved, is not by reason only of the Trustee's or officer's interest therein void or voidable, where:

                  (i) the contract or transaction is confirmed or approved at a meeting of Unitholders duly called for that purpose; and

                  (ii) the nature and extent of the Trustee's or officer's interest in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in any information circular required to be provided by this Declaration of Trust.

         (g) Subject to paragraphs (e) and (f) hereof, where any Trustee or officer of the Trust fails to disclose his or her interest in a material contract or transaction in accordance with this Declaration of Trust or otherwise fails to comply with this section, the Trustees or any Unitholder, in addition to exercising any other rights or remedies in connection with such failure exercisable at law or in equity, may apply to a court for an order setting aside the contract or transaction and directing that the Trustee or officer account to the Trust for any profit or gain realized.

         (h) Any Trustee may act as the trustee and/or administrator of any compensation plan (including any equity related compensation plan) for directors, officers, employees or other persons related to the Trust, the General Partner or any other affiliate of the Trust, and it will not be a conflict of interest hereunder for the Trustee to so act.

         (i) Each Trustee, in his or her personal capacity or any other capacity, may buy, lend upon and deal in securities of the Trust without being liable to account for any profit made thereby.

         (j) The provisions of this Section 9.11 shall apply to the Administrator and any affiliate thereof which is a party to a material contract or transaction or proposed material contract or transaction with the Trust, MUTATIS MUTANDIS.

9.12     CONDITIONS PRECEDENT

         The obligation of the Trustees to commence or continue any act, action, suit or proceeding or to represent the Trust in any action, suit or proceeding shall be conditional upon sufficient funds being available to the Trustees from the Trust Assets to commence or continue such act, action, suit or proceeding or to represent the Trust in any action, suit or proceeding and an indemnity reasonably satisfactory to the Trustees to protect and hold harmless the Trustees against the costs, charges and expenses and liabilities to be incurred therein and any loss and damage it may suffer by reason thereof.

         None of the provisions contained in this Declaration of Trust shall require the Trustees to expend or risk their own funds or otherwise incur financial liability in the performance of their duties or in the exercise of any of their rights or powers unless they are given an indemnity and funding satisfactory to the Trustees, acting reasonably.

9.13     RELIANCE UPON TRUSTEES AND OFFICERS

         Any person dealing with the Trust in respect of any matters pertaining to the Trust Assets and any right, title or interest therein or to the Trust or to securities of the Trust shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified by the Trustees or any officer of the Trust appointed by the Trustees as to the capacity, power and authority of the Trustees or any other person to act for and on behalf and in the name of the Trust. No person dealing with the Trustees or officers of the Trust shall be bound to see the application of any funds or property passing into the hands or control of the Trustees or officers of the Trust. The receipt of the Trustees or officers of the Trust for monies or other consideration shall be binding upon the Trust.

9.14     DELEGATION OF POWERS TO THE ADMINISTRATOR

         Except as expressly prohibited by law, the Trustees may grant or delegate to the Administrator such authority and such powers as the Trustees may in their discretion deem necessary or desirable to effect the actual administration of the duties of the Trustees under this Declaration of Trust, without regard to whether such authority is normally granted or delegated by trustees. The Trustees may grant broad discretion to the Administrator to administer and manage the day-to-day operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and general principles set forth herein and in any administration or management agreement including, without limitation, the power to retain and instruct such appropriate experts or advisors to perform those duties and obligations herein which it is not qualified to perform (and the Administrator shall notify the Trustees of the name of the person or persons retained or instructed and the terms and conditions thereof). The Trustees may enter into the Administration Agreement and any other contract with the Administrator relating to the Administrator's authority, term of appointment, compensation and other matters deemed desirable by the Trustees. The Trustees shall have no liability or responsibility for any actions of the Administrator hereunder or under the Administration Agreement and the Trustees, in relying upon the Administrator, shall be deemed to have complied with their obligations under Section 9.6 hereof.

                                   ARTICLE 10
                             COMMITTEES OF TRUSTEES

10.1     DELEGATION

         Except as prohibited by law, the Trustees may appoint from their number a committee of Trustees and may delegate to the committee of Trustees such authority as the Trustees may in their sole discretion deem necessary or desirable to effect the administration of the duties of the Trustees under this Declaration of Trust, without regard to whether such authority is normally granted or delegated by Trustees.

10.2     PROCEDURE

         Unless otherwise determined by the Trustees, a quorum for meetings of any committee shall be a majority of its members, each committee shall have the power to appoint its chairman and the rules for calling, holding, conducting and adjourning meetings of the committee shall be the same as those governing the Trustees. Each member of a committee shall serve during the pleasure of the Trustees and, in any event, only so long as he or she shall be a Trustee. The Trustees may fill vacancies in a committee by appointment from among their members. Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members.

                                   ARTICLE 11
                                    AMENDMENT

11.1     AMENDMENT

         The provisions of this Declaration of Trust, except where specifically provided otherwise, may only be amended by Special Resolution; provided that the provisions of this Declaration of Trust may be amended by the Trustees without the consent, approval or ratification of the Unitholders or any other person at any time:

         (a) for the purpose of ensuring continuing compliance with applicable laws, regulations or policies of any governmental authority having jurisdiction over the Trustees or the Trust;

         (b) in a manner which, in the opinion of the Trustees, provides additional protection for the Unitholders;

         (c) in a manner which, in the opinion of the Trustees, is necessary or desirable as a result of changes in Canadian taxation laws;

         (d) to remove any conflicts or inconsistencies in this Declaration of Trust or to make minor corrections which are, in the opinion of the Trustees, necessary or desirable and not prejudicial to the Unitholders; or

         (e) to change the situs of, or the laws governing, the Trust which, in the opinion of the Trustees, is desirable in order to provide Unitholders with the benefit of any legislation limiting their liability, but notwithstanding the foregoing, no such amendment shall modify the voting rights of any Unit or reduce the fractional undivided interest in the Trust Assets represented by any Trust Unit without the consent of the holder of such Unit, and no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of this Section 11.1 without the consent of the holders of all of the Units then outstanding.

11.2     NOTIFICATION OF AMENDMENT

         As soon as shall be practicable after the making of any amendment pursuant to Section 11.1 and in any event not later than the date the Trust is required to provide the financial disclosure in Section 16.7, the Trustees shall furnish written notification of the substance of such amendment to each Unitholder.

11.3     AMENDMENTS PRIOR TO THE EFFECTIVE DATE

         Notwithstanding Sections 12.5 and 15.1, on or before the Effective Date, the Trustees shall execute and deliver such indentures or instruments supplemental hereto or in restatement hereof, which may add to, delete, amend, vary or change any of the provisions hereof, as may be necessary to give proper effect to the intent and purpose of the Arrangement.

ARTICLE 12
                             MEETINGS OF UNITHOLDERS

12.1     ANNUAL AND SPECIAL MEETINGS OF UNITHOLDERS

         (a) Annual meetings of the Unitholders shall be called, commencing in 2006, on a day on or before June 30 in each year, at a time and at a place in Canada set by the Trustees. The business transacted at such meetings shall include the presentation of the audited financial statements of the Trust for the immediately preceding fiscal year, the election of the Trustees for the ensuing year, the appointment of Auditors for the ensuing year, and the transaction of such other business as Unitholders may be entitled to vote upon as hereinafter provided in this Article 12 or as the Trustees may determine or as may be properly brought before the meeting.

         (b) Special meetings of the Unitholders may be called at any time and for any purpose by the Trustees.

         (c) Unitholders holding in the aggregate not less than 5% of all votes entitled to be voted at a meeting of Unitholders may requisition the Trustees to call a special meeting of Unitholders for the purposes stated in the requisition. The requisition shall:

                  (i)      be in writing;

                  (ii) set forth the name and address of, and number of Trust Units and Exchangeable Securities (and votes attached thereto which, in the aggregate, must not be less than 5% of all votes entitled to be voted at a meeting of Unitholders) held by, each person who is supporting the requisition; and

                  (iii) shall state in reasonable detail the business to be transacted at the meeting and shall be sent to the Trustees. Upon receiving a requisition complying with the foregoing, the Trustees shall call a meeting of Unitholders to transact the business referred to in the requisition, unless:

                           A. a record date for a meeting of Unitholders has been fixed and notice thereof has been given to each stock exchange in Canada on which the Trust Units are listed for trading;

                           B. the Trustees have called a meeting of Unitholders and has given notice thereof pursuant to Section 12.2; or

                           C. in connection with the business as stated in the requisition:

                                    (1)      it clearly appears that a matter
                                             covered by the requisition is
                                             submitted by the Unitholder
                                             primarily for the purpose of
                                             enforcing a personal claim or
                                             redressing a personal grievance
                                             against the Trust, the Trustees,
                                             the Unitholders or one or more of
                                             the Precision Entities, or
                                             primarily for the purpose of
                                             promoting general economic,
                                             political, religious, social or
                                             similar causes or primarily for a
                                             purpose that does not relate in a
                                             significant way to the business or
                                             affairs of the Trust;

                                    (2)      the Trust, at the Unitholder's
                                             request, had previously included a
                                             matter substantially the same as a
                                             matter covered by the
                                             requisition in an information
                                             circular relating to a meeting of
                                             Unitholders held within 30 months
                                             preceding the receipt of such
                                             requisition and the Unitholder
                                             failed to present the matter, in
                                             person or by proxy, at the meeting;

                                    (3)      substantially the same matter
                                             covered by the requisition was
                                             submitted to Unitholders in an
                                             information circular relating to a
                                             meeting of Unitholders held within
                                             30 months preceding the receipt of
                                             such requisition and the matter
                                             covered by the requisition was
                                             defeated; or

                                    (4)      the rights conferred by this
                                             Section 12.1 are being abused to
                                             secure publicity.

         (d) If the Trustees do not, within 21 days after receiving the requisition, call a meeting (except where the grounds for not calling the meeting are one or more of those set forth in subsection 12.1(c) above), any Unitholder who signed the requisition may call the meeting in accordance with the provisions of Article 12, MUTATIS MUTANDIS.

         (e) Meetings of Unitholders (other than annual meetings) shall be held in Calgary, Alberta, or at such other place as the Trustees shall designate.

         (f) The chair of any annual or special meeting shall be a person designated by the Trustees for the purpose of such meeting except that, on the motion of any Unitholder, any person may be elected as chair by a majority of the votes cast by Unitholders represented at the meeting instead of such designated person or in the event that no person shall be designated by the Trustees.

         (g) The Trustees, the Auditors and any other person approved by the Trustees, the chair of the meeting or by resolution passed by a majority of the votes cast by Unitholders represented at the meeting may attend meetings of the Unitholders.

         (h) Any person entitled to attend a meeting of Unitholders may participate in the meeting, subject to and in accordance with applicable securities laws, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Trust makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of this Declaration of Trust to be present at the meeting.

         (i) If the Trustees or the Unitholders call a meeting of Unitholders pursuant to this Declaration of Trust, the Trustees or Unitholders, as the case may be, may determine that the meeting shall be held, subject to and in accordance with applicable securities laws, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

12.2     NOTICE OF MEETINGS

         Notice of all meetings of Unitholders shall be given by unregistered mail, postage prepaid, addressed to each Unitholder at the Unitholder's last address on the books of the Trust, mailed at least 21 days and not more than 50 days before the meeting. Such notice shall specify the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder to form a reasoned judgment thereon, together with the text of any Special Resolution, at the time of mailing of the notice, proposed to be passed. Any adjourned meeting, other than a meeting adjourned for lack of a quorum under
Section 12.3, may be held as adjourned without further notice. The accidental omission to give notice or the non-receipt of such notice by a Unitholder shall not invalidate any resolution passed at any such meeting. Notwithstanding the foregoing, a meeting of Unitholders may be held at any time without notice if all the Unitholders are present or represented thereat or those not so present or represented have waived notice. Any Unitholder (or a duly appointed proxy of a Unitholder) may waive any notice required to be given under the provisions of this Section 12.2, and such waiver, whether given before or after the meeting, shall cure any default in the giving of such notice.

12.3     QUORUM

         At any meeting of the Unitholders, subject as hereinafter provided, a quorum shall consist of two or more individuals present in person either holding personally or representing as proxies not less in aggregate than 5% of the votes attached to all outstanding Units. In the event of such quorum not being present at the appointed place on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, the meeting, if called by request of Unitholders, shall be terminated and, if otherwise called, shall stand adjourned to such day being not less than 7 days later and to such place and time as may be appointed by the chair of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders then present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

12.4     VOTING RIGHTS OF UNITHOLDERS

         Subject to the Voting and Exchange Trust Agreement, only Unitholders of record shall be entitled to vote and each Unit shall entitle the holder or holders of that Unit on a poll vote at any meeting of Unitholders to the voting rights set out herein. Every question submitted to a meeting, other than a Special Resolution, shall, unless a poll vote is demanded, be decided by a show of hands vote, on which every person present and entitled to vote shall be entitled to one vote. At any meeting of Unitholders, any holder of Units entitled to vote thereat may vote by proxy and a proxyholder need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been received by the Transfer Agent for verification at least 24 hours prior to the commencement of such meeting. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote purporting to be executed by or on behalf of a Unitholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

12.5     RESOLUTIONS BINDING THE TRUST

         Unitholders shall be entitled to pass resolutions that will bind the Trust only with respect to the following matters:

         (a)      the election or removal of a Trustee as provided in Article 8;

         (b)      the appointment or removal of Auditors as provided in Article
                  17;

         (c)      amendments of this Declaration of Trust as provided in Section
                  11.1;

         (d)      the termination of the Trust as provided in Section 14.2;

         (e)      the sale of all or substantially all of the Trust Assets;

         (f) the exercise of voting rights attached to the voting securities of the General Partner held by the Trust as provided in Section 9.3;

         (g)      the dissolution of the Trust prior to the end of its term; and

         (h) the ratification of any Unitholder rights plan, distribution reinvestment plan, Trust Unit purchase plan, Trust Unit option plan, incentive option plan or other compensation plan contemplated by Section 3.8 requiring Unitholder approval.

Except with respect to the above matters set out in this Section 12.5, no action taken by the Unitholders or any resolution of the Unitholders at any meeting shall in any way bind the Trustees. Any action taken or resolution passed in respect of any matter on which Unitholder approval is required under this Declaration of Trust shall be by Special Resolution, unless the contrary is otherwise expressly provided under any specific provision of this Declaration of Trust and except for the matters set out in Sections 12.5(a), (b) and 12.5(f) above which matters may be dealt with by Ordinary Resolution.

12.6     MEANING OF "SPECIAL RESOLUTION" AND "ORDINARY RESOLUTION"

         (a) "SPECIAL RESOLUTION" when used in this Declaration of Trust means, subject to this Article 12, a resolution proposed to be passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for that purpose and held in accordance with the provisions of this
                  Article 12 and passed by more than 66 2/3% of the votes cast on such resolution by Unitholders represented at the meeting.

         (b) "ORDINARY RESOLUTION" when used in this Declaration of Trust means, subject to this Article 12 (and further, subject to compliance with the requirements of any applicable laws or the rules of any applicable stock exchange that prohibit specified Unitholders from voting on resolutions in specified circumstances), a resolution proposed to be passed at a meeting of Unitholders (including an adjourned meeting) duly convened and held in accordance with the provisions of this
                  Article 12 and passed by more than 50% of the votes cast on such resolution by Unitholders represented at the meeting.

         (c) Votes on any resolution shall be by show of hands unless the Chair of the meeting or a Unitholder requests a poll.

12.7     MEANING OF "OUTSTANDING"

         Every Unit issued, certified and delivered hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustees or Transfer Agent for cancellation provided that:

         (a) when a new certificate has been issued in substitution for a Unit Certificate which has been lost, stolen, mutilated or destroyed, only the new certificates shall be counted for the purposes of determining the number of Units outstanding;

         (b) for the purpose of any provision of this Declaration of Trust entitling Unitholders to vote, sign consents, requisitions or other instruments or take any action under this Declaration of Trust, Units owned directly or indirectly, legally or equitably, by the Trust or any Precision Entity shall be disregarded, except that:

                  (i) for the purpose of determining whether the Trustees shall be protected in relying on any such vote, consent, requisition or other instrument or action only the Units which the Trustees know are so owned shall be so disregarded; and

                  (ii) Units so owned which have been pledged in good faith other than to the Trust or any Precision Entity shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustees the pledgee's right to vote such Units in his or her discretion free from the control of the Trust or any Precision Entity; and

         (c) for the purposes of Section 12.7(b), the Transfer Agent shall provide a certificate which will state the number of Units and the certificate numbers of certificates, if certificates are issued, held by the Trust or any Precision Entity. The Trustees shall be entitled to rely on such certificate in order to disregard the votes of any of such parties.

12.8     RECORD DATE FOR VOTING

         For the purpose of determining the Unitholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a date not more than 60 days and not less than 21 days prior to the date of any meeting of Unitholders as a record date for the determination of Unitholders entitled to vote at such meeting or any adjournment thereof, and any Unitholder who was a Unitholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof even though the Unitholder has since that time disposed of his or her Units, and no Unitholder becoming such after that time shall be so entitled to vote at such meeting or any adjournment thereof. In the event that the Trustees do not fix a record date for any meeting of Unitholders, the record date for such meeting shall be the Business Day immediately proceeding the date upon which notice of the meeting is given as provided under Section 12.2.

12.9     BINDING EFFECT OF RESOLUTIONS

         Every Ordinary Resolution and every Special Resolution passed in accordance with the provisions of this Declaration of Trust at a meeting of Unitholders shall be binding upon all the Unitholders, whether present at or absent from such meeting, and each Unitholder shall be bound to give effect accordingly to every such Ordinary Resolution and Special Resolution.

12.10    SOLICITATION OF PROXIES

         A Unitholder shall have the right to appoint a proxy to attend and act for the Unitholder at any meeting of Unitholders. The Trustees shall solicit proxies from Unitholders in connection with all meetings of Unitholders. In connection therewith, the Trustees shall comply, to the extent possible, with all provisions of the ABCA and the requirements of Canadian securities legislation applicable to the solicitation of proxies.

12.11    RESOLUTIONS IN WRITING

         Notwithstanding any other provision of this Declaration of Trust, a resolution in writing executed by Unitholders holding more than 66 2/3% votes attached to outstanding Units at any time shall be as valid and binding for all purposes of this Declaration of Trust as if such Unitholders had exercised at that time all of the voting rights to which they were then entitled under
Section 12.5 or Section 12.6 in favour of such resolution at a meeting of Unitholders duly called for the purpose.

12.12    NO BREACH

         Notwithstanding any provision of this Declaration of Trust, Unitholders shall have no power to effect any amendment hereto which would require the Trustees to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustees under any agreement binding on or obligation of the Trust or the Trustees.

                                   ARTICLE 13
                CERTIFICATES, REGISTRATION AND TRANSFER OF UNITS

13.1     NATURE OF UNITS

         (a) The provisions of this Article 13 shall not in any way alter the nature of Units or the relationships of a Unitholder to the Trustees and of one Unitholder to another but are intended only to facilitate the issuance of certificates evidencing the ownership of Units if desirable to issue them to Unitholders and the recording of all transactions in respect of Units and Unit Certificates whether by the Trust, securities dealers, stock exchanges, transfer agents, registrars or other persons. The Trust Units shall be evidenced by certificates in the form of a Trust Unit Certificate. One or more Global Trust Unit Certificates (a "GLOBAL TRUST UNIT CERTIFICATE") may be issued in the name of, or the name of the nominee of, and deposited by the Transfer Agent with, or on behalf of, CDS or a successor (collectively, the "DEPOSITORY"), as custodian of such Global Trust Unit Certificate and registered by the Transfer Agent in the name of the Depository or its nominee. No purchaser of Trust Units represented by a Global Trust Unit Certificate will be entitled to a certificate or other instrument from the Trust or the Depository evidencing that purchaser's ownership thereof except in the circumstances described in Section 13.1(d). Beneficial interests in a Global Trust Unit Certificate will be represented only through the Book-Entry System. Transfers of Trust Units between CDS Participants shall occur in accordance with the Depository's rules and procedures.

         (b) All references herein to actions by, notices given or payments made to holders of Trust Units shall, where such Trust Units are held through the Depository, refer to actions taken by, or notices given or payments made to, the Depository upon instruction from the CDS Participants in accordance with the Depository's rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Unitholders evidencing a specified percentage of the aggregate Units outstanding, such direction or consent may be given, subject to the voting rights of the holders of Special Voting Units, by holders of Trust Units acting through the Depository and the CDS Participants. The rights of a holder of Trust Units whose Trust Units are held through the Depository shall be exercised only through the Depository and the CDS Participants and shall be limited to those established by law and agreements between such holders of Trust Units and the Depository and/or the CDS Participants or upon instruction from the CDS Participants. Each of the Transfer Agent and the Trustees may deal with the Depository for all purposes (including the making of payments) as the authorized representative of the respective holders of Trust Units and such dealing with the Depository shall constitute satisfaction or performance, as applicable, towards their respective obligations hereunder.

         (c) For so long as Trust Units are held through the Depository, if any notice or other communication is required to be given to holders of such Trust Units, the Trustees and the Transfer Agent will give all such notices and communications to the Depository.

         (d) If (i) the Trust determines that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Units and the Trust is unable to locate a qualified successor, (ii) the Trust at its option elects, or is required by law, to terminate the Book-Entry System with respect to the Trust Units, or (iii) Unitholders determine by Special Resolution that the continuation of the Book-Entry System with respect to the Trust Units is no longer in the best interests of the Unitholders, then the Depository shall surrender the Global Trust Unit Certificate to the Transfer Agent with instructions from the Depository for registration of Trust Units in the name and in the amounts specified by the Depository and the Trust shall issue and the Trustees and Transfer Agent shall execute and deliver the aggregate number of Trust Units then outstanding in the form of definitive Trust Unit Certificates representing such Trust Units.

13.2     UNIT CERTIFICATES

         (a) Unit Certificates shall, subject to the provisions hereof, be in such form as is authorized from time to time by the Trustees.

         (b) If issued, Unit Certificates are issuable only in fully registered form.

         (c)      The definitive form of the Unit Certificates shall:

                  (i)      be in the English language;

                  (ii)     be dated as of the date of issue thereof;

                  (iii)    contain the CUSIP number (if any) for the Units; and

                  (iv) contain such distinguishing letters and numbers as the Trustees shall prescribe.

         (d) In the event that any Unit Certificate is translated into the French language and any provision of any Unit Certificates in the French language shall be susceptible of an interpretation different from the equivalent provision in the English language, the interpretation of such provision in the English language shall be determinative.

         (e) Each Unit Certificate shall be signed on behalf of the Trustees and the Transfer Agent of such Units. The signature(s) of the Trustee(s) required to appear on such certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid as if they had been signed manually. If a Unit Certificate contains a printed or mechanically produced signature of any person, then the Trust may issue the Unit Certificate even though the person has ceased to be a Trustee and such Unit Certificate is as valid as if the person continued to be a Trustee at the date of its issue.

13.3     CONTENTS OF UNIT CERTIFICATES

         (a) Until otherwise determined by the Trustees, each Unit Certificate shall legibly set forth on the face thereof, INTER ALIA, the following:

                  (i) the name of the Trust and the words "A trust created under the laws of Alberta by a Declaration of Trust dated as of September 22, 2005" or words of like effect;

                  (ii) the name of the person to whom the Unit Certificate is issued as Unitholder;

                  (iii) the number and class of Units represented thereby and whether or not the Units represented thereby are fully paid;

                  (iv) that the Units represented thereby are, subject to the provisions of this Declaration of Trust, transferable;

                  (v) "The Units represented by this certificate are issued upon the terms and subject to the conditions of the Declaration of Trust, which Declaration of Trust is binding upon all holders of Units and, by acceptance of this certificate, the holder assents to the terms and conditions of the Declaration of Trust. A copy of the Declaration of Trust pursuant to which this certificate and the Units represented thereby are issued may be obtained by a Unitholder on demand and without fee from the head office of the Trust" or words of like effect; and

                  (vi) "For information as to personal liability of a Unitholder, see the reverse side of this certificate" or words of like effect.

         (b) Until otherwise determined by the Trustees, each such certificate shall legibly set forth on the face or the reverse side thereof, INTER ALIA, the following:

                  (i) "The Declaration of Trust provides that no Unitholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the assets of the Trust or the obligations or the affairs of the Trust and all such persons shall look solely to the assets of the Trust for satisfaction of claims of any nature arising out of or in connection therewith and the assets of the Trust only shall be subject to levy or execution", or words of like effect; and

                  (ii) appropriate forms of notice of exercise of the right of redemption and of powers of attorney for transferring Units.

The Unit Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustees may determine.

13.4     REGISTER OF UNITHOLDERS

         If the Book-Entry System is discontinued in accordance with Section 13.1(d), or if not all Trust Units are represented by a Global Trust Unit Certificate(s), a register may be kept at the principal stock transfer offices in Calgary, Alberta of the Transfer Agent, which register, if maintained, shall contain the names and addresses of the Unitholders, the respective numbers of Units held by them, the certificate numbers of certificates representing such Units and a record of all transfers and redemptions thereof. Branch transfer registers shall be maintained at such other offices of the Transfer Agent as the Trustees may from time to time designate. Only Unitholders whose certificates are so recorded shall be entitled to receive distributions or to exercise or enjoy the rights of Unitholders hereunder. The Trustees shall have the right to treat the person registered as a Unitholder on the register of the Trust as the owner of such Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders.

13.5     LIMITATION OF NON-RESIDENT OWNERSHIP

         It is in the best interest of Unitholders that the Trust always qualify as a "mutual fund trust" under the Tax Act and in order to ensure the maintenance of such status:

         (a) If determined necessary or desirable by the Trustees, in their sole discretion, the Trust may from time to time, among other things, take all necessary steps to monitor the activities of the Trust and ownership of the Trust Units. If at any time the Trust or the Trustees become aware that the activities of the Trust and/or ownership of the Trust Units by Non-Residents may threaten the status of the Trust under the Tax Act as a "unit trust" or a "mutual fund trust", the Trust, by or through the Trustees on the Trust's behalf, is authorized to take such action as may be necessary in the opinion of the Trustees to maintain the status of the Trust as a "unit trust" or a "mutual fund trust" including, without limitation, the imposition of restrictions on the issuance by the Trust of Trust Units or the transfer by any Unitholder of Trust Units to a Non-Resident and/or require the sale of Trust Units by Non-Residents on a basis determined by the Trustees and/or suspend distribution and/or other rights in respect of Trust Units held by Non-Residents transferred contrary to the foregoing provisions or not sold in accordance with the requirements thereof.

         (b) In addition to the foregoing provisions, the Transfer Agent, by or through the Trustees may, if determined appropriate by the Trustees, will establish operating procedures for, and maintain, a reservation system which may limit the number of Trust Units that Non-Residents may hold, limit the transfer of the legal or beneficial interest in any Trust Units to Non-Residents unless selected through a process determined appropriate by the Trustees, which may either be a random selection process or a selection process based on the first to register, or such other basis as determined by the Trustees. The operating procedures relating to such reservation system shall be determined by the Trustees and, prior to implementation, the Trust shall publicly announce the implementation of the same. Such operating procedures may, among other things, provide that any transfer of a legal or beneficial interest in any Trust Units contrary to the provisions of such reservation system may not be recognized by the Trust.

         (c) Unless and until the Trustees shall have been required to do so under the terms hereof, the Trustees shall not be bound to do or take any proceeding or action with respect to this
                  Section 13.5 by virtue of the powers conferred on it hereby. The Trustees shall not be deemed to have notice of any violation of this Section 13.5 unless and until it has been given written notice of such violation and shall act only as required by this Declaration of Trust once an indemnity satisfactory to the Trustees is provided by the Trust. The Trustees shall not be required to actively monitor the foreign holdings of the Trust. It is acknowledged that the Trustees may not be able to monitor the Non-Resident holders of the Trust Units given that some or all of the Trust Units may be registered in the name of CDS. The Trustees shall not be liable for any violation of the non-resident ownership restriction which may occur during the term of the Trust.

         (d) The Trustees shall have the sole right and authority to make any determination required or contemplated under this Section
                  13.5. The Trustees shall make all determinations necessary for the administration of the provisions of this Section 13.5 and, without limiting the generality of the foregoing, if the Trustees consider that there are reasonable grounds for believing that a contravention of the non-resident ownership restriction has occurred or will occur, the Trustees shall make a determination with respect to the matter. Any such determination shall be conclusive, final and binding except to the extent modified by any subsequent determination by the Trustees. Notwithstanding the foregoing, the Trustees may delegate, in whole or in part, their power to make a determination in this respect to any officer of the Trust.

13.6     TRANSFER OF UNITS

         (a) For so long as the Book-Entry System is in effect, transfers of ownership of Units represented by a Global Trust Unit Certificate(s) may be effected only through the records maintained by the Depository with respect to interests of CDS Participants, and on the records of CDS Participants with respect to interests of persons other than CDS Participants.

         (b) Subject to the provisions of this Article 13, the Units shall be fully transferable as between persons.

         (c) If the Book-Entry System is discontinued in accordance with Subsection 13.1(d) then, subject to the provisions of this
                  Article 13, or if not all Trust Units are represented by a Global Trust Unit Certificate(s) Units shall be transferable on the register or one of the branch transfer registers only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents or attorneys duly authorized in writing, and only upon delivery to the Trust or to the Transfer Agent of the certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer or power of attorney and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Trustees or the Transfer Agent, and no transfer of Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the register or one of the branch transfer registers maintained by the Trustees, the Trust or the Transfer Agent. Upon such delivery the transfer shall be recorded on the register or branch transfer registers and a new certificate for the Units shall be issued to the transferee and a new certificate for the balance of Units not transferred shall be issued to the transferor.

         (d) Any person becoming entitled to any Units as a consequence of the death, bankruptcy or mental incompetence of any Unitholder, or otherwise by operation of law, shall be recorded as the holder of such Units (and, if the Book-Entry System has been duly discontinued, shall receive a new certificate therefor upon submission of the existing certificate for cancellation) only upon production of satisfactory evidence, but until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Units for all purposes whether or not notice of such death or other event has been given.

         (e) If the Book-Entry System has been duly discontinued, or if not all Trust Units are represented by a Global Trust Unit Certificate(s), Unit Certificates representing any number or class of Units may be exchanged without charge for Unit Certificates representing an equivalent number and class of Units in the aggregate. Any exchange of Unit Certificates may be made at the offices of the Trust or the Transfer Agent where registers are maintained for Unit Certificates pursuant to the provisions of this Article 13. Any Unit Certificates tendered for exchange shall be surrendered to the Trustees or appropriate Transfer Agent and then shall be cancelled.

13.7     UNITS HELD JOINTLY OR IN A FIDUCIARY CAPACITY

         Except as herein provided, the Trustees may treat two or more persons holding any Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Units; provided, however, that any person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

13.8     PERFORMANCE OF TRUST

         The Trustees and the Transfer Agent shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any pledge or equity to which any of the Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Units or interests therein by any such Unitholder or by his or her personal representatives is authorized by such trust, pledge, or equity, or to recognize any person as having any interest therein except for the person recorded as Unitholder.

13.9     LOST CERTIFICATES

         In the event that any Unit Certificate is lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate for the same number and class of Units in lieu thereof. The Trustees may in their sole discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustees may deem necessary, to surrender any mutilated certificate and may require the applicant to supply to the Trust a "lost certificate bond" or a similar bond in such reasonable sum as the Trustees or the Transfer Agent may direct indemnifying the Trust for so doing.

13.10    DEATH OF A UNITHOLDER

         The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Declaration of Trust nor give such Unitholder's personal representatives a right to an accounting or take any action in court or otherwise against other Unitholders or the Trustees or the Trust Assets, but shall merely entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new certificate for Units in place of the certificate held by the deceased Unitholder, if any, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Declaration of Trust.

13.11    UNCLAIMED DISTRIBUTION

         In the event that the Trustees shall hold any distributable amount which is unclaimed or which cannot be paid for any reason, the Trustees shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current interest bearing account pending payment to the person or persons entitled thereto. The Trustees shall, as and when required by law, and may at any time prior to such required time, pay all or part of such distributable amount so held, including interest earned thereon, if any, to the appropriate government official or agency whose receipt shall be a good discharge and release of the Trustees.

13.12    TAKE-OVER BIDS

         (a) In the event of a take-over bid for Trust Units, any holder of Exchangeable Securities may, unless prohibited by the terms and conditions of the Exchangeable Security, convert, exercise or exchange such Exchangeable Security, as applicable, for the purpose of tendering Trust Units to such take-over bid on the condition that such Trust Units are taken up under such bid, unless an identical offer (in terms of price per Trust Unit issuable upon the conversion, exercise or exchange of the Exchangeable Security and percentage of outstanding securities to be taken up exclusive of securities owned immediately prior to the offer by the offeror, or associates or affiliates of the offeror and in all other material respects) is made concurrently by the offeror to purchase the Exchangeable Securities, which identical offer has no condition attached other than the right not to take up and pay for securities tendered if no securities are purchased pursuant to the offer for Trust Units. In the event that a holder of Exchangeable Securities elects to conditionally convert, exercise or exchange such Exchangeable Securities for the purpose of tendering Trust Units to such take-over bid, the tendering of a certificate issued by the Trust indicating that the Trust Unit is issuable upon and subject to completion of the take-over bid shall be good delivery under such bid and after payment of the consideration therefor to the former holder of the Exchangeable Security such holder shall cease to have any rights as a holder of Exchangeable Securities or Trust Units to the extent that the Trust Units issuable upon the conversion, exercise or exchange of such Exchangeable Securities have been taken up.

         (b) If, within 120 days after the date of a take-over bid for all of the outstanding Trust Units (including Trust Units issuable upon conversion, exercise or exchange of Exchangeable Securities), the bid is accepted by the holders of not less than 90% of the aggregate of outstanding Trust Units and the Trust Units issuable upon the conversion, exercise or exchange of the Exchangeable Securities, other than outstanding Trust Units and Exchangeable Securities held by or on behalf of, or issuable to, the offeror or an affiliate or associate of the offeror on the date of the takeover bid, the offeror is entitled, on complying with this Section 13.12, to acquire the Trust Units and Exchangeable Securities held by the non-tendering offerees.

         (c) An offeror may acquire Trust Units and Exchangeable Securities held by a non-tendering offeree by sending by registered mail within 60 days after the date of termination of the take-over bid and in any event within 180 days after the date of the take-over bid, an offeror's notice to each non-tendering offeree stating that:

                  (i) offerees holding not less than 90% of the outstanding Trust Units and the Trust Units issuable upon the conversion, exercise or exchange of the Exchangeable Securities which the bid relates accepted the take-over bid;

                  (ii) the offeror has taken up and paid for the Trust Units and Exchangeable Securities of the offerees who accepted the take-over bid;

                  (iii) a non-tendering offeree is required to transfer its Trust Units and/or Exchangeable Securities to the offeror on the terms on which the offeror acquired the Trust Units and Exchangeable Securities of the offerees who accepted the take-over bid; and

                  (iv) a non-tendering offeree which does not transfer its Trust Units and/or Exchangeable Securities in accordance with Section 13.12(b) within 20 days after it receives the offeror's notice is deemed to have elected to transfer, and to have transferred, its Trust Units on the same terms that the offeror acquired the Trust Units and/or Exchangeable Securities from the offerees who accepted the takeover bid.

         (d) Concurrently with sending the offeror's notice under Section 13.12(c), the Offeror shall send to the Trust a notice of adverse claim disclosing the name and address of the offeror and the name of the non-tendering offeree with respect to each Trust Unit and/or Exchangeable Security held by a non-tendering offeree.

         (e) A non-tendering offeree to whom an offeror's notice is sent under Section 13.12(c) shall, within 20 days after it receives that notice, instruct its CDS Participant to cause its Trust Units and/or Exchangeable Securities to be sent to the Trust, or, if Unit Certificates have been issued to the non-tendering offeree, send the certificates representing such securities, duly endorsed for transfer, to the Trust.

         (f) Within 20 days after the offeror sends an offeror's notice under Section 13.12(c), the offeror shall pay or transfer to the Trust the amount of money or other consideration that the offeror would have had to pay or transfer to a non-tendering offeree if the non-tendering offeree had tendered under the take-over bid.

         (g) The Trust is deemed to hold on behalf of the non-tendering offeree the money or other consideration it receives under
                  Section 13.12(f), and the Trust shall deposit the money in a separate account in a bank or other body corporate any of whose deposits are insured by the Canada Deposit Insurance Corporation (or any successor thereof), and shall place the other consideration in the custody of a bank or such other body corporate for safekeeping. No such monies or other consideration shall form any part of the Trust Assets.

         (h) Within 30 days after the date of the sending of an offeror's notice under Section 13.12(c), the Trustees, if the offeror has complied with Section 13.12(f), shall:

                  (i) do all acts and things and execute and cause to be executed all instruments as in the Trustees' opinion may be necessary or desirable to cause the transfer of the Trust Units and/or Exchangeable Securities of the non-tendering offerees to the offeror;

                  (ii) send to each non-tendering offeree who has complied with Section 13.12(e) the consideration to which such non-tendering offeree is entitled under this Section 13.12; and

                  (iii) send to each non-tendering offeree who has not complied with Section 13.12(e) a notice stating that:

                           A. his or her Trust Units and/or Exchangeable Securities have been transferred to the offeror;

                           B. the Trustees or some other person designated in such notice are holding in trust the consideration for such Trust Units and/or Exchangeable Securities; and

                           C. the Trustees, or such other person, will send the consideration to such non-tendering offeree as soon as practicable after receiving such non-tendering offeree's Trust Unit Certificate(s) or certificate(s) representing Exchangeable Securities
                                    (subject to the use of a Global Unit
                                    Certificate as contemplated in Article 13), or such other documents as the Trustees or such other person may require in lieu thereof,

                  and the Trustees are hereby appointed the agents and attorneys of the non-tendering offerees for the purposes of giving effect to the foregoing provisions.

         The Trust shall cause the terms, conditions, restrictions, rights and obligations of Exchangeable Securities to contain corresponding provisions as may be reasonably necessary or desirable to give effect to this Section 13.12, including, without limitation, provisions to effect the automatic conversion, exercise or exchange of Exchangeable Securities by a non-tendering offeree holder thereof.

13.13    POWER OF ATTORNEY

         Each Unitholder hereby grants to the Trustees, their successors and assigns, a power of attorney constituting the Trustees, with full power of substitution, as such Unitholder's true and lawful attorney to act on the Unitholder's behalf, with full power and authority in the Unitholder's name, place and stead, and to execute, under seal or otherwise, swear to, acknowledge, deliver, make or file or record when, as and where required:

         (a) this Declaration of Trust, any amendment, supplement or restatement of this Declaration of Trust and any other instrument required or desirable to qualify, continue and keep in good standing the Trust as a mutual fund trust;

         (b) any instrument, deed, agreement or document in connection with carrying on the affairs of the Trust as authorized in this Declaration of Trust including all conveyances, transfers and other documents required in connection with any disposition of Trust Units required under Section 13.5;

         (c) all conveyances, transfers and other documents required in connection with the dissolution, liquidation or termination of the Trust in accordance with the terms of this Declaration of Trust;

         (d) any and all elections, determinations or designations whether jointly with third parties or otherwise, under the Tax Act or any other taxation or other legislation or similar laws of Canada or of any other jurisdiction in respect of the affairs of the Trust or of a Unitholder's interest in the Trust;

         (e) any amendment to this Declaration of Trust which is authorized from time to time as contemplated by Article 11; and

         (f) all transfers, conveyances and other documents required to facilitate the acquisition of Trust Units and/or Exchangeable Securities of non-tendering offerees pursuant to Section 13.12.

         The Power of Attorney granted herein is, to the extent permitted by applicable law, irrevocable and will survive the assignment by the Unitholder of all or part of the Unitholder's interest in the Trust and will extend to and bind the heirs, executors, administrators and other legal representatives and successors and assigns of the Unitholder.

                                   ARTICLE 14
                                  TERMINATION

14.1     TERM OF TRUST

         Subject to the other provisions of this Declaration of Trust, the Trust shall continue for a term ending on the earlier of September 21, 2105 and the date which is one day prior to the date, if any, the Trust would otherwise be void by virtue of any applicable rule against perpetuities then in force in Alberta. For the purpose of terminating the Trust by such date, the Trustees shall commence to wind-up the affairs of the Trust on such date as may be determined by the Trustees, being not more than two years prior to the end of the term of the Trust.

14.2     TERMINATION WITH THE APPROVAL OF UNITHOLDERS

         The Unitholders may vote by Special Resolution to terminate the Trust at any meeting of Unitholders duly called for such purpose, following which the Trustees shall commence to wind-up the affairs of the Trust (and shall thereafter be restricted to only such activities). Such Special Resolution may contain such directions to the Trustees as the Unitholders determine.

14.3     PROCEDURE UPON TERMINATION

         Forthwith upon being required to commence to wind-up the affairs of the Trust, the Trustees shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Units for cancellation and the date at which the registers of Units of the Trust shall be closed.

14.4     POWERS OF THE TRUSTEES UPON TERMINATION

         After the date on which the Trustees are required to commence to wind-up the affairs of the Trust, the Trustees shall undertake no activities except for the purpose of winding-up the affairs of the Trust as hereinafter provided and, for this purpose, the Trustees shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustees under this Declaration of Trust.

14.5     SALE OF INVESTMENTS

         After the date referred to in Section 14.3, the Trustees shall proceed to wind-up the affairs of the Trust as soon as may be reasonably practicable and for such purpose shall, subject to any direction to the contrary in respect of a termination authorized under Section 14.2, sell and convert into money the assets comprising the Trust in one transaction or in a series of transactions at public or private sales and do all other acts appropriate to liquidate the Trust, and shall in all respects act in accordance with the directions, if any, of the Unitholders (in respect of a termination authorized under Section 14.2). If the Trustees are unable to sell all of the assets which comprise part of the Trust by the date set for termination, the Trustees may, subject to obtaining all necessary regulatory approvals, distribute the remaining shares or other assets directly to the holders of Trust Units in accordance with their pro-rata interests. The Trustees shall have no liability for any amounts received provided that they shall have acted in good faith.

14.6     DISTRIBUTION OF PROCEEDS OR ASSETS

         After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustees shall, subject to obtaining all necessary regulatory approvals, distribute the remaining part of the proceeds of the sale of the assets together with any cash forming part of the Trust Assets among the holders of Trust Units in accordance with their pro-rata interests.

14.7     FURTHER NOTICE TO UNITHOLDERS

         In the event that less than all of the Unitholders have surrendered their Units for cancellation within six months after the time specified in the notice referred to in Section 14.3, the Trustees shall give further notice to the remaining Unitholders to surrender their Units for cancellation and if, within one year after the further notice, all the Units shall not have been surrendered for cancellation, such remaining Units shall be deemed to be cancelled without prejudice to the rights of the holders of Trust Units comprising such Units to receive their pro-rata share of the remaining Trust Assets, and the Trustees may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustees, may pay such amounts into court.

14.8     RESPONSIBILITY OF THE TRUSTEES AFTER SALE AND CONVERSION

         The Trustees shall be under no obligation to invest the proceeds of any sale of investments or other assets or cash forming part of the Trust Assets after the date referred to in Section 14.3 and, after such sale, the sole obligation of the Trustees under this Declaration of Trust shall be to hold such proceeds or assets in trust for distribution under Section 14.6.

                                   ARTICLE 15
                             SUPPLEMENTAL INDENTURES

15.1     PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES

         The Trustees may, without approval of the Unitholders and subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver indentures or instruments supplemental hereto which thereafter shall form part hereof, for any one or more or all of the following purposes:

         (a) modifying or amending any provisions of this Declaration of Trust in the circumstances set forth in Section 11.1 where the Trustees may do so without the consent, approval or ratification of the Unitholders or any other person; and

         (b) modifying or amending any provisions of this Declaration of Trust where the modification or amendment has been approved by Special Resolution or, if required, with the consent of the holders of all of the Units, provided that the Trustees may in their sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustees when the same shall become operative.

                                   ARTICLE 16
                                     GENERAL

16.1     NOTICES

         (a) Any notice, communication or other document required to be given or sent to Unitholders under this Declaration of Trust shall be given or sent through ordinary post addressed to each registered holder at his or her last address appearing on the register or in any other manner from time to time permitted by applicable law (including Canadian securities legislation), including without limitation, Internet-based or other electronic communication; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by personal service or by internet-based or other electronic communications (provided it is done in accordance with applicable law) or by publication twice in the Report on Business section of the National Edition of THE GLOBE AND MAIL or similar section of any other newspaper having national circulation in Canada; provided further that if there is no newspaper having national circulation, then by publishing twice in the business section of a newspaper in each city where the register or a branch register is maintained. Any notice so given shall be deemed to have been given and delivered (i) on the day following that on which the letter or circular was mailed or, (ii) in the case of notice being given by publication, after publishing such notice twice in the designated newspaper or newspapers, or
                  (iii) in the case of notice given by Internet-based or other electronic communication, on the later of (A) the Business Day following the day on which such notice is sent or made available, and (B) the earliest time and date as is permissible under applicable law governing the Internet-based or other electronic communication. In proving notice was mailed, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and mailed.

         (b) Any written notice or written communication given to the Trustees shall be addressed to the Trustees c/o of the Transfer Agent with a copy to the head office of the Trust, and shall be deemed to have been given on the date of delivery or, if mailed, five days from the date of mailing. If any such notice or communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notice or communication shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted any notice or other communication shall be given by personal delivery or by cable, telegram, telex, facsimile or other means of prepaid, transmitted or recorded communication.

16.2     FAILURE TO GIVE NOTICE

         The failure by the Trustees, by accident or omission or otherwise unintentionally, to give any Unitholder any notice provided for herein shall not affect the validity, effect or taking effect of any action referred to in such notice, and the Trustees shall not be liable to any Unitholder for any such failure.

16.3     JOINT HOLDERS

         Service of a notice or document on any one of several joint holders of Units shall be deemed effective service on the other joint holders.

16.4     SERVICE OF NOTICE

         Any notice or document sent by post to or left at the address of a Unitholder pursuant to this Article shall, notwithstanding the death or bankruptcy of such Unitholder, and whether or not the Trustees have notice of such death or bankruptcy, be deemed to have been fully served and such service shall be deemed sufficient service on all persons having an interest in the Units concerned.

16.5     INFORMATION AVAILABLE TO UNITHOLDERS

         Each Unitholder shall have the right to obtain, on demand and without fee, from the head office of the Trust a copy of this Declaration of Trust and any amendments thereto relating to Units held by that Unitholder.

16.6     FISCAL YEAR AND TAXATION YEAR

         Each fiscal year and taxation year of the Trust shall end on December 31 of such year.

16.7     FINANCIAL DISCLOSURE

         The Trust will send (or make available if sending is not required under applicable securities laws) to Unitholders:

         (a) at least 21 days prior to the date of each annual meeting of Unitholders (or within such shorter time as may be required by applicable securities laws), the annual financial statements of the Trust for the fiscal year ended immediately prior to such annual meeting, together with comparative financial statements for the preceding fiscal year, if any, and the report of the Auditors thereon referred to in Section 17.4; and

         (b) within 45 days after the end of each fiscal quarter of the Trust (other than the fourth quarter of each year) (or within such shorter time as may be required by applicable securities laws), unaudited quarterly financial statements of the Trust for such fiscal quarter, together with comparative financial statements for the same fiscal quarter in the preceding fiscal year, if any.

Such financial statements shall be prepared in accordance with GAAP; provided that such statements and the obligations to deliver such statements may vary from such principles to the extent required to comply with applicable securities laws or securities regulatory requirements or to the extent permitted by applicable securities regulatory authorities.

16.8     UNITHOLDER MEETING INFORMATION

         Prior to each meeting of Unitholders, the Trustees will provide to each Unitholder, together with the notice of the meeting:

         (a) a form of proxy which can be used by a Unitholder to appoint a proxy, who need not be a Unitholder, to attend and act at the meeting on behalf of the Unitholder, in the manner and to the extent authorized by the proxy; and

         (b) all information required by either applicable securities laws or by this Declaration of Trust.

16.9     TAXATION INFORMATION

         On or before the 90th day subsequent to December 31 in each calendar year, the Trust will provide to Unitholders who received distributions from the Trust in the prior calendar year, such information regarding the Trust required by Canadian law to be submitted to Unitholders for income tax purposes to enable Unitholders to complete their tax returns in respect of the prior calendar year.

16.10    UNITHOLDER LIST

         (a) Any person, on payment of a reasonable fee and on sending to the Trust or its agent the statutory declaration referred to in Section 16.10(e) may on application require the Trust or its agent to furnish within 10 days from the receipt of the statutory declaration a list, referred to in this section as the "basic list", made up to a date not more than 10 days before the date of receipt of the statutory declaration setting out:

                  (i)      the names of the Unitholders;

                  (ii)     the number of Units owned by each Unitholder; and

                  (iii)    the address of each Unitholder,

                  as shown on the records of the Trust.

         (b) A person requiring the Trust to supply a basic list may, if the person states in the statutory declaration referred to in
                  Section 16.10(a) that the person requires supplemental lists, require the Trust or its agent on payment of a reasonable fee to furnish supplemental lists setting out any changes from the basic list in the information provided in it for each Business Day following the date the basic list is made up to.

         (c) The Trust or its agent shall furnish a supplemental list required under Section 16.10(b):

                  (i) on the date the basic list is furnished, if the information relates to changes that took place prior to that date; and

                  (ii) on the Business Day following the day to which the supplemental list relates, if the information relates to changes that take place on or after the date the basic list is furnished.

         (d) A person requiring the Trust to supply a basic list or supplemental list may also require the Trust to include in that list the name and address of any known holder of an option or right to acquire Units of the Trust.

         (e) The statutory declaration required under Section 16.10(a) shall state:

                  (i)      the name and address of the applicant;

                  (ii) the name and address for service of the body corporate if the applicant is a body corporate; and

                  (iii) that the basic list and any supplemental lists obtained pursuant to Section 16.10(b) will not be used except as permitted under Section 16.10(g).

         (f) If the applicant is a body corporate, the statutory declaration shall be made by a director or officer of the body corporate.

         (g) A list of Unitholders obtained under this Section 16.6 must not be used by any person except in connection with:

                  (i)      an effort to influence the voting of Unitholders;

                  (ii)     an offer to acquire Units of the Trust; or

                  (iii) any other matter relating to the affairs of the Trust.

                                   ARTICLE 17
                                    AUDITORS

17.1     QUALIFICATION OF AUDITORS

         The Auditors shall be an independent recognized firm of chartered accountants which has an office in Calgary, Alberta.

17.2     APPOINTMENT OF AUDITORS

         KPMG LLP, Chartered Accountants are appointed as the auditor of the Trust, to hold such office until the first annual meeting of the Unitholders. The Auditors will be selected at each succeeding annual meeting of Unitholders. The Auditors will receive such remuneration as may be approved by the Trustees from time to time.

17.3     CHANGE OF AUDITORS

         The Auditors may at any time voluntarily resign or be removed by the Trustees with the approval of a majority of the votes cast by Unitholders at a meeting of Unitholders duly called for the purpose and, upon the resignation or the removal of Auditors as aforesaid, a new auditor may be appointed by a majority of votes cast by Unitholders at a meeting duly called for the purpose or, in the absence of such meeting, by the Trustees.

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                                      -57-


17.4     REPORT OF AUDITORS

         The Auditors shall audit the accounts of the Trust at least once in each year and a report of the Auditors with respect to the annual financial statements of the Trust shall be provided to each Unitholder with the annual financial statements referred to in Section 16.7(a).

                                   ARTICLE 18
                                  MISCELLANEOUS

18.1     COUNTERPARTS

         This Declaration of Trust may be simultaneously executed in several counterparts, each of which when executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

18.2     SEVERABILITY

         If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

18.3     TIME OF THE ESSENCE

         Time shall be of the essence in this Declaration of Trust.

18.4     GOVERNING LAW

         This Declaration of Trust and the Unit Certificates shall be construed in accordance with the laws of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. The parties hereto hereby irrevocably submit and attorn to the jurisdiction of the courts of Alberta.

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                                      -58-


18.5     LANGUAGE

         Les parties aux presentes ont exiges que la presente convention ainsi que tons les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en la langue anglaise. The parties hereto have required that this Declaration of Trust and all documents and notices resulting herefrom be drawn up in English.

         IN WITNESS WHEREOF each of the parties has caused this Declaration of Trust to be executed as of the date set out above.



                                          WITNESS:

"signed"                                  "signed"
-------------------------------------     ---------------------------------
BRIAN E. ROBERTS                          Print Name:


                                          WITNESS:

"signed"                                  "signed"
-------------------------------------     ---------------------------------
ROBERT J. S. GIBSON                       Print Name:


                                          WITNESS:

"signed"                                  "signed"
-------------------------------------     ---------------------------------
PATRICK M. MURRAY                         Print Name:


                                          WITNESS:

"signed"                                  "signed"
-------------------------------------     ---------------------------------
H. GARTH WIGGINS                          Print Name: